UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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KeyCorp
(Name of Registrant as Specified In Its Charter)

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127 PUBLIC SQUARE
CLEVELAND, OHIO 44114

April   , 2009

DEAR SHAREHOLDER:

You are cordially invited to attend the 2009 Annual Meeting of Shareholders of KeyCorp which will be held at The Forum Conference Center, 1375 East Ninth Street, Cleveland, Ohio, on Thursday, May 21, 2009, at 8:30 a.m., local time.

All holders of record of KeyCorp Common Shares, KeyCorp Series A Preferred Stock, and KeyCorp Series B Preferred Stock as of March 24, 2009 are entitled to vote at the 2009 Annual Meeting.

As described in the accompanying Notice and Proxy Statement, holders of KeyCorp Common Shares will be asked to elect five directors for one-year terms expiring in 2010, to consider a proposal to amend KeyCorp’s Articles to require majority voting in uncontested director elections, to consider a proposal to amend KeyCorp’s Articles and Regulations to revise the voting rights of the Series B Preferred Stock, to ratify the appointment of Ernst & Young LLP as independent auditors for 2009, and to provide advisory approval of KeyCorp’s executive compensation program. Holders of Series A Preferred Stock and Series B Preferred Stock will only be asked to vote on the revision of the voting power of the Series B Preferred Stock.

KeyCorp’s Annual Report for the year ended December 31, 2008 is enclosed.

A proxy card is enclosed. Holders of KeyCorp Common Stock can vote their shares by telephone, the internet, or by mailing their signed proxy cards in the enclosed return envelopes. Specific instructions for voting by telephone or the internet are attached to the proxy cards. Holder of Series A Preferred Stock and Series B Preferred Stock may only vote by mailing their signed proxy cards.

Sincerely,

Henry L. Meyer III
  Chairman of the Board

127 PUBLIC SQUARE
CLEVELAND, OHIO 44114

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE KEYCORP SHAREHOLDER MEETING TO BE HELD ON MAY 21, 2009 AND
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The 2009 Annual Meeting of Shareholders of KeyCorp will be held at The Forum Conference Center, 1375 East Ninth Street, Cleveland, Ohio, on Thursday, May 21, 2009, at 8:30 a.m., local time, for the following purposes:

1. To elect five directors to serve for one-year terms expiring in 2010;

2. To vote upon an amendment to KeyCorp’s Articles to require majority voting in uncontested director elections;

3. To vote upon an amendment to KeyCorp’s Articles and Regulations to conform the voting rights of the Series B Preferred Stock issued to the U.S. Treasury with the standard terms mandated by the U.S. Treasury under the Troubled Asset Relief Program Capital Purchase Program;

4. To ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors for KeyCorp for the fiscal year ending December 31, 2009;

5. To provide advisory approval of KeyCorp’s executive compensation program; and

6. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Only holders of record of KeyCorp Common Shares, KeyCorp Series A Preferred Stock, and KeyCorp Series B Preferred Stock at the close of business on March 24, 2009 have the right to receive notice of and to vote at the Annual Meeting and any postponement or adjournment thereof. Holders of Series A Preferred Stock and Series B Preferred Stock are only entitled to vote on Issue Three.

By Order of the Board of Directors
Paul N. Harris
  Secretary

April   , 2009

YOUR VOTE IS IMPORTANT.  HOLDERS OF KEYCORP COMMON SHARES CAN VOTE THEIR SHARES BY TELEPHONE, THE INTERNET, OR BY MAILING THEIR SIGNED PROXY CARDS IN THE RETURN ENVELOPES ENCLOSED WITH THE PROXY CARD FOR THAT PURPOSE. SPECIFIC INSTRUCTIONS FOR VOTING BY TELEPHONE OR THE INTERNET ARE ATTACHED TO THE PROXY CARD.

HOLDERS OF KEYCORP SERIES A PREFERRED STOCK AND SERIES B PREFERRED STOCK MAY ONLY VOTE BY MAILING THEIR SIGNED PROXY CARDS.

THE PROXY STATEMENT AND ANNUAL REPORT TO SHAREHOLDERS FOR THE YEAR ENDED DECEMBER 31, 2008 ARE AVAILABLE AT WWW.EDOCUMENTVIEW.COM/KEY.

127 PUBLIC SQUARE
CLEVELAND, OHIO 44114

PROXY STATEMENT

This Proxy Statement is furnished commencing on or about April   , 2009 in connection with the solicitation on behalf of the Board of Directors of KeyCorp of proxies to be voted at the 2009 Annual Meeting of Shareholders on May 21, 2009, and at all postponements and adjournments thereof. All holders of record of KeyCorp Common Shares at the close of business on March 24, 2009 are entitled to vote. On that date there were           KeyCorp Common Shares outstanding and entitled to vote at the meeting. Each such share is entitled to one vote on each matter to be considered at the meeting and a majority of the outstanding KeyCorp Common Shares shall constitute a quorum. All holders of Series A Non-Cumulative Perpetual Convertible Preferred Stock (“Series A Preferred Stock”) and Series B Fixed Rate Cumulative Perpetual Preferred Stock (“Series B Preferred Stock”) at the close of business on March 24, 2009 are entitled to vote on Issue Three regarding the amendment of KeyCorp’s Amended and Restated Articles of Incorporation (“Articles”) and Amended and Restated Code of Regulations (“Regulations”) to revise the voting rights of the Series B Preferred Stock issued to the U.S. Department of Treasury in connection with the Troubled Asset Relief Program (“TARP”) Capital Purchase Program. On March 24, 2009, there were           shares of Series A Preferred Stock outstanding and entitled to vote and           shares of Series B Preferred Stock outstanding and entitled to vote. Each of the shares of Series A Preferred Stock and Series B Preferred Stock shall be entitled to one vote on Issue Three.

Issue One

ELECTION OF DIRECTORS

In accordance with KeyCorp’s Regulations, the Board of Directors of KeyCorp (also sometimes referred to herein as the “Board”) has been fixed as of the 2009 Annual Meeting at 13 members divided into two classes of four members each and one class of five members. Under the amendment to KeyCorp’s Regulations adopted by the shareholders at the 2008 Annual Meeting, the class of directors whose terms expire this year will be elected for one-year terms expiring in 2010, two classes of the directors will be elected to one-year terms in 2010, and in 2011 and thereafter all directors will be elected for one-year terms. The nominees for directors for terms expiring in 2010 are listed below. All properly appointed proxies will be voted for these nominees unless contrary specifications are properly made, in which case the proxy will be voted or withheld in accordance with such specifications. Other than Ms. Manos, all nominees are current members of the Board. Should any nominee become unable to accept nomination or election, the proxies will be voted for the election of such person, if any, as shall be recommended by the Board or for holding a vacancy to be filled by the Board at a later date. The Board has no reason to believe that the persons listed as nominees will be unable to serve. In the election of directors, the properly nominated candidates receiving the greatest number of votes shall be elected. Under KeyCorp’s Majority Voting Policy which

is set forth on page   of this proxy statement, if a nominee receives more “withheld” votes than “for” votes, the nominee must submit an offer to resign as a director to the KeyCorp Board of Directors. The Nominating and Corporate Governance Committee of the Board of Directors will consider the resignation and will submit its recommendation as to whether to accept or reject the resignation to the Board of Directors which will act on the recommendation and publicly disclose its decision.

Pursuant to rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the following information lists, as to nominees for director and directors whose terms of office will continue after the 2009 Annual Meeting, the principal occupation or employment, age, the year in which each first became a director of KeyCorp, and directorships in registered investment companies or companies having securities which are registered pursuant to, or that are subject to certain provisions of, the Exchange Act. The information provided is as of January 1, 2009 unless otherwise indicated. KeyCorp was formed as a result of the merger on March 1, 1994 of the former KeyCorp, a New York corporation (“Old Key”), into Society Corporation, an Ohio corporation (“Society”), whereupon Society changed its name to KeyCorp. In the case of nominees or continuing directors who were directors of Old Key, the year in which such individual became a director of Old Key is also included in the following information. Except as otherwise indicated, each nominee or continuing director has had the same principal occupation or employment during the past five years.

NOMINEES FOR TERMS EXPIRING IN 2010

RALPH ALVAREZ
Since 2006, President and Chief Operating Officer, McDonald’s Corporation (food industry and restaurants). Previously, President, McDonald’s North America (2005-2006); President, McDonald’s USA (2004); Chief Operating Officer, McDonald’s USA (2003-2004). Age 53. KeyCorp director since 2005.

WILLIAM G. BARES
Since 2005, retired Chairman and Chief Executive Officer, The Lubrizol Corporation (innovative specialty chemical company). Previously, Chairman, President, and Chief Executive Officer, The Lubrizol Corporation. Age 67. KeyCorp director since 1987. Director, Applied Industrial Technologies, Inc.

DR. CAROL A. CARTWRIGHT
Since January 6, 2009, President, Bowling Green State University (state university). Previously, Interim President, Bowling Green State University (2008-January 6, 2009); retired President, Kent State University (state university) (2006-2008); President, Kent State University (1991-2006). Age 67. KeyCorp director since 1997. Director, FirstEnergy Corp. and PolyOne Corporation.

KRISTEN L. MANOS Formerly Executive Vice President, Herman Miller, Inc. (design, manufacture, and sales of furniture and furniture systems) (2004-2009). Age 49.

THOMAS C. STEVENS Vice Chairman and Chief Administrative Officer, KeyCorp. Age 59. KeyCorp director since 2001.

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2010

ALEXANDER M. CUTLER
Chairman and Chief Executive Officer, Eaton Corporation (global diversified industrial company). Age 57. KeyCorp director since 2000. Director, Eaton Corporation and E.I. du Pont de Nemours and Company.

EDUARDO R. MENASCÉ
Since 2005, retired President of Enterprise Solutions Group of Verizon Communications, Inc. (telecommunications). Previously, President of Enterprise Solutions Group of Verizon Communications, Inc. Age 63. KeyCorp director since 2002. Director, Hillenbrand, Inc., Hill-Rom Holdings, Inc., John Wiley & Sons, Inc., and Pitney Bowes Inc.

HENRY L. MEYER III Chairman, President, and Chief Executive Officer, KeyCorp. Age 59. KeyCorp director since 1996. Director, Continental Airlines, Inc.

PETER G. TEN EYCK, II President, Indian Ladder Farms (commercial orchard). Age 70. KeyCorp director since 1994 (Old Key director since 1979).

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2011

EDWARD P. CAMPBELL
Since 2008, Chairman, Chief Executive Officer, and President, Nordson Corporation (capital equipment). Previously, Chairman and Chief Executive Officer, Nordson Corporation. Age 59. KeyCorp director since 1999. Director, Nordson Corporation.

H. JAMES DALLAS
Since 2008, Senior Vice President, Quality and Operations, Medtronic, Inc. (medical technology). Previously, Senior Vice President and Chief Information Officer, Medtronic, Inc. (2006-2008); Vice President and Chief Information Officer, Georgia-Pacific Corporation (forest products) (2002-2005). Age 50. KeyCorp director since 2005.

LAURALEE E. MARTIN
Since 2005, Chief Operating and Financial Officer, Jones Lang LaSalle, Inc. (real estate services). Previously, Chief Financial Officer, Jones Lang LaSalle, Inc. Age 58. KeyCorp director since 2003. Director, HCP, Inc. and Jones Lang LaSalle, Inc.

BILL R. SANFORD
Chairman, Symark LLC (technology commercialization and business development) and Executive Founder and Retired Chairman, President, and Chief Executive Officer, Steris Corporation (infection and contamination prevention systems, products and services). Age 64. KeyCorp director since 1999. Director, Greatbatch, Inc.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors.  During the year ended December 31, 2008, there were ten meetings of KeyCorp’s Board of Directors. Each member of KeyCorp’s Board attended at least 75% of the aggregate of the meetings held by KeyCorp’s Board of Directors and the meetings held by the committees of the Board on which such member served during 2008.

KeyCorp Board members are expected to attend KeyCorp’s Annual Meetings of Shareholders. All Board members attended the 2008 Annual Meeting.

KeyCorp’s Board of Directors currently exercises certain of its powers through its Audit, Compensation and Organization, Executive, Nominating and Corporate Governance, and Risk Management Committees. Each Committee has a Charter that can be found at www.key.com/ir.

Audit Committee.  Ms. Martin (Chair) and Messrs. Dallas, Menascé and Ten Eyck are the current members of the Audit Committee. The functions of this Committee generally include matters such as oversight review of the financial information provided to KeyCorp’s shareholders, appointment of KeyCorp’s independent auditors, review of fees and services of the independent auditors, oversight review of the material examinations of KeyCorp and its affiliates conducted by federal and state regulatory and supervisory authorities, service as the audit committee of KeyCorp’s banking subsidiary, oversight review of allowance for loan and lease losses methodology together with the Risk Management Committee, oversight review relating to financial reporting, compliance, legal, and information security and fraud risk matters, and supervision and direction of any special projects or investigations deemed necessary. KeyCorp’s Audit Committee met fourteen times in 2008.

Compensation and Organization Committee.  Dr. Cartwright and Messrs. Campbell (Chair) and Cutler are the current members of KeyCorp’s Compensation and Organization Committee. The functions of this Committee generally include matters such as development, review and approval of KeyCorp’s compensation philosophy and related programs, determination of the compensation and terms of employment of senior management, determination of participants and awards under executive incentive compensation plans and supplemental compensation plans, approval of (or amendments to) employee and officer retirement, compensation and benefit plans, review of organization structure and staffing, review of KeyCorp’s depth of management and plans for management development and succession, and review of the Compensation Discussion and Analysis for the proxy statement. KeyCorp’s Compensation and Organization Committee met nine times in 2008.

Relative to executive compensation, the Committee reviews and approves the goals and objectives of the Chief Executive Officer and other corporate senior executive officers and evaluates performance in light of those goals and objectives. Based on this evaluation, the Committee approves compensation and compensation changes. The Committee takes into account, among other factors, the recommendation of the Chief Executive Officer and his direct reports as to the compensation of other senior executives. The Committee has employed the services of Mercer, Inc. (“Mercer”) to assist the Committee in its evaluation of executive compensation. Mercer reports directly to the Committee. Mercer is not permitted to perform any services for KeyCorp other than act as the Committee’s consultant without the permission of the Chair of the Committee. A representative of Mercer attends Committee meetings and frequently meets privately with the Committee at the meetings. The scope of Mercer’s services to the Committee includes assisting the Committee in setting base salary, long-term and short-term incentive compensation performance targets, assisting the Committee in determining an appropriate peer group for executive compensation comparisons, assisting the Committee in determining progress against incentive compensation performance goals, and reporting on trends in executive compensation, as well as any other ad hoc services relating to executive compensation requested by the Committee. In 2008 Mercer’s fee was $380,250 for the services provided. A fuller explanation of the Committee process relative to executive compensation can be found in the Compensation Discussion and Analysis found on page    of this proxy statement. The Committee may delegate its authority to a subcommittee of its members.

Executive Committee.  Dr. Cartwright, and Messrs. Bares, Dallas, Menascé, Meyer (Chair), Sanford, Stevens, and Ten Eyck are the current members of KeyCorp’s Executive Committee. The functions of the Executive Committee are to exercise the authority of the Board of Directors, to the extent permitted by law, on any matter requiring Board or Board committee action between Board or Board committee meetings. The Executive Committee met one time in 2008.

Nominating and Corporate Governance Committee.  Ms. Martin and Messrs. Alvarez, Bares (Chair), Campbell, and Cutler are members of KeyCorp’s Nominating and Corporate Governance Committee. The Committee serves as the nominating committee for KeyCorp and, as such, recommends to the Board nominees or candidates to stand for election as directors. In addition, the functions of the Committee include matters such as oversight of board corporate governance matters generally, the annual review and recommendation to the Board of Directors of a director compensation program that may include equity based and incentive compensation plans, and oversight review of KeyCorp’s directors’ and officers’ liability insurance program. The Nominating and Corporate Governance Committee met seven times in 2008.

The Committee uses market data to aid it in its annual review of KeyCorp’s director compensation program. The Committee utilized in 2008 the services of Mercer to assist the Committee in its evaluation and design of director compensation. Mercer reported directly to the Committee. No executive officer has any role in determining the amount of director compensation although the Committee may seek assistance from executive officers of KeyCorp in designing equity compensation plans. The Committee may delegate its authority to a subcommittee of its members. No change in director compensation was made in 2008.

The director annual cash retainer has not increased since 2003. Equity awards are granted to directors under the Directors’ Deferred Share Plan which was adopted in 2003 and replaced the Directors’ Stock Option Plan. Awards under the Directors’ Deferred Share Plan have not changed since the Plan’s inception. Other than adjustments to fees paid to the Chairs of the Audit and Compensation and Organization Committees, director meeting fees have not increased since 1994.

The Committee uses the following criteria in director recruitment: (a) the nominee must have a record of high integrity and other requisite personal characteristics and must be willing to make the required time commitment; (b) the nominee should have a demonstrated breadth and depth of management and/or leadership experience, preferably in a senior leadership role, in a large or recognized organization (profit or nonprofit, private sector or governmental, including educational institutions, civilian or military); (c) the nominee should have a high level of professional or business expertise in areas of relevance to KeyCorp (such as technology, global commerce, marketing, finance, management, etc); (d) in the case of outside directors, the nominee should meet the “independence” criteria set forth in KeyCorp’s Standards for Determining Independence of Directors; (e) the nominee should not be serving as a director of more than (i) two other public companies if he or she is a CEO of a public company, or (ii) three other public companies if he or she is not a CEO of a public company; (f) the nominee must demonstrate the ability to think and act independently as well as the ability to work constructively in the overall

Board process; and (g) additional factors in evaluating the above skills would be a preference for nominees that improve the diversity of the Board in terms of gender, race, religion and/or geography. The above criteria other than (a) are not rigid rules that must be satisfied in each case, but are flexible guidelines to assist in evaluating and focusing the search for director candidates.

In evaluating potential first-time Board nominees, the Nominating and Corporate Governance Committee will consider: (a) the current composition of the Board in light of the business activities and needs of KeyCorp and the diverse communities and geographies served by KeyCorp, and (b) the interplay of the nominee’s expertise and professional/business background in relation to the expertise and professional/business background of current Board members, as well as such other factors as the Nominating and Corporate Governance Committee deems appropriate.

The invitation to join the Board as a first-time director or to stand for election as a first-time nominee for director is extended by the Chair of the Nominating and Corporate Governance Committee after discussion with and approval by the Nominating and Corporate Governance Committee. Upon acceptance of the invitation by the proposed candidate, the recommendation of the candidate by the Nominating and Corporate Governance Committee will be made to the full Board for final approval.

The Nominating and Corporate Governance Committee has sole authority to retain and terminate any search firm used to identify director candidates, including sole authority to approve the search firm fees and other retention terms. The Committee presently uses an independent search firm in identifying candidates. The independent search firm identified Ms. Manos as a potential nominee for director. Thereafter, the Committee evaluated Ms. Manos’ qualifications in light of KeyCorp’s director recruitment guidelines and initiated a process that resulted in her nomination as a director. The Committee is continually in the process of identifying potential director candidates and Board members are encouraged to submit to the Chair of the Nominating and Corporate Governance Committee any potential nominee that any individual director would like to suggest.

Shareholders may submit to the Chair of the Committee any potential nominee that the shareholder would like to suggest. Any shareholder recommendation for a director nominee should contain background information concerning the recommended nominee, including (a) the name, age, business, and residence address of such person; (b) the principal occupation or employment of such person for the last five years; (c) the class and number of shares of capital stock of KeyCorp that are beneficially owned by such person; (d) all positions of such person as a director, officer, partner, employee, or controlling shareholder of any corporation or other business entity; (e) any prior position as a director, officer, or employee of a depository institution or any company controlling a depository institution; and (f) a statement of whether such individual would be willing to serve if nominated or elected. Any shareholder recommendation should also include, as to the shareholder giving the written notice, (a) a representation that the shareholder is a holder of record of shares of KeyCorp entitled to vote at the meeting at which directors are to be elected and (b) a description of all arrangements or understandings between the shareholder and such recommended person and any other person or persons (naming such person or persons). Shareholder recommendations should be provided to the Secretary of KeyCorp who will forward the materials to the Chair of the Committee.

Risk Management Committee.  Messrs. Alvarez (Chair), Bares, and Sanford are the current members of KeyCorp’s Risk Management Committee. The functions of the Risk Management Committee generally include matters such as oversight review of risk management matters relating to credit risk, market risk, interest rate risk, and liquidity risk, asset/liability management policies and strategies, compliance with regulatory capital requirements, KeyCorp’s capital structure and capital management strategies, including compliance with regulatory capital requirements, KeyCorp’s portfolio of “Corporate-Owned Life Insurance,” technology-related plans, policies, and major capital expenditures, the capital expenditure process, and together with the Audit Committee oversight review of allowance for loan and lease losses methodology. In addition, the Committee is charged with exercising the authority of the Board of Directors in connection with the authorization, sale and issuance by KeyCorp of debt and certain equity securities and the approval of certain capital expenditures. The Committee is also charged with making recommendations to the Board of Directors with respect to KeyCorp’s dividend and share repurchase authorizations. The Risk Management Committee met eight times in 2008.

CORPORATE GOVERNANCE GUIDELINES

The Board of Directors has established and follows a corporate governance program and has assigned the Nominating and Corporate Governance Committee responsibility for the program. Following are KeyCorp’s Corporate Governance Guidelines as adopted by the Board of Directors upon recommendation of the Nominating and Corporate Governance Committee.

I. DIRECTOR RESPONSIBILITY

Members of the Board of Directors are expected to exercise their business judgment to act in what they believe to be in the best interests of KeyCorp. In discharging this responsibility, Board members are entitled to rely on the honesty and integrity of KeyCorp’s senior officers and outside advisors and consultants. Board members are expected to attend the Annual Meeting of Shareholders, Board meetings and meetings of committees upon which they serve and to review materials distributed in advance of meetings.

II. BOARD OF DIRECTORS SELF ASSESSMENT

The Board conducts an annual self-assessment process under the auspices of the Nominating and Corporate Governance Committee through self-assessment questionnaires to all Board members. The questionnaires are divided into two parts with the first part consisting of general Board self-assessment questions and the second part consisting of individual director self-assessment questions. The results of the general Board portion of the director self-assessment questionnaires are reviewed by the Board and changes in KeyCorp’s corporate governance process are based on the results of the Board’s review and analysis of the self-assessment questionnaires. Pursuant to the self-assessment process, the Board reviews, among other matters, agenda items, meeting presentations, advance distribution of agendas and materials for Board meetings, interim communications to directors, and access to and communications with senior management. The results of the individual director self-assessment portion of the questionnaire are reviewed by the members of the Nominating and Corporate Governance Committee. The Committee annually reviews the directors’ effectiveness taking into account the results of the incumbent directors’ individual self-assessment questionnaires, the Board’s Director Recruitment Guidelines, the existing mix of skills, core competencies and qualifications of the Board as a whole, and other factors that the Committee determines to be relevant.

III. EXECUTIVE SESSIONS OF OUTSIDE DIRECTORS

The outside [non-management] directors routinely meet at regularly scheduled Board meetings in executive session without inside directors or executive management present. The Chair of the Nominating and Corporate Governance Committee presides over these executive sessions.

IV. BOARD COMPOSITION

Not more than three directors will be “inside” directors (i.e., directors who are at the time also officers of KeyCorp). A retired Chief Executive Officer of KeyCorp shall no longer serve on the Board after he or she ceases to hold such office, except for a short (approximately 6 months or less) interim transition period in which such person may serve as Chairman of the Board after ceasing to be Chief Executive Officer.

V. DIRECTOR INDEPENDENCE

The Board has adopted standards for determining “independence” of directors and determined that at least two-thirds of KeyCorp’s directors and all members of the Board committees performing the audit, compensation, corporate governance, and nominating functions must meet these independence standards. The standards for determining independence are [discussed on pages    to   of this proxy statement]. In addition, members of the Audit Committee must comply with Rule 10A-3 of the Securities Exchange Act of 1934 which requires that an Audit Committee member must not be affiliated with KeyCorp nor accept directly or indirectly any fee from KeyCorp for accounting, consulting, legal, investment banking or financial advisory services.

VI. MAJORITY VOTING1

In an uncontested election, any nominee for director who receives a greater number of votes “Withheld” from his or her election than votes “For” such election (a “Majority Withheld Vote”) shall submit to the Board of Directors promptly following certification of the shareholder vote a written offer to resign as a director. The Nominating and Corporate Governance Committee shall consider the resignation offer and recommend to the Board whether to accept or reject it. The Board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following certification of the shareholder vote. As soon as practicable thereafter, the Board will disclose its decision (citing the reasons for rejecting the resignation offer, if applicable), in a press release to be disseminated in accordance with KeyCorp’s Disclosure Policy. Any director who submits a written offer to resign as a director pursuant to this provision shall not participate in the Nominating and Corporate Governance Committee recommendation or Board action regarding whether to accept or reject the resignation offer. However, if each member of the Nominating and Corporate Governance Committee received a Majority Withheld Vote, then the directors who meet KeyCorp’s independence standards and who did not receive a Majority Withheld Vote shall appoint a special committee comprised exclusively of independent directors to consider the resignation offers and recommend to the Board to accept or reject them. Further, if the only directors who did not receive a Majority Withheld Vote constitute three or fewer directors, all directors may participate in the Board action regarding whether to accept or reject the resignation offers.

1 This Corporate Guideline will be revised to apply only to holdover directors if the shareholders adopt the amendment to KeyCorp’s Articles to require majority voting in uncontested director elections as is proposed in Issue Two set forth on page   of this proxy statement.

VII. DIRECTOR LEGAL OR CONSULTING FEES

The Board has determined that neither a director nor a firm affiliated with a director shall perform legal, consulting or other advisory services for KeyCorp, unless the Nominating and Corporate Governance Committee otherwise approves.

VIII. DIRECTOR RETIREMENT

The Board has adopted a retirement policy whereby an incumbent director is not eligible to stand for election as a director upon reaching age 70. Under the policy, a director is also requested to submit his or her resignation from the Board to the Nominating and Corporate Governance Committee in the event that the director retires from or otherwise leaves his or her principal occupation or employment. The Nominating and Corporate Governance Committee can choose to accept or reject the resignation.

IX. DIRECTOR RECRUITMENT

The Board has adopted a formal policy delineating director recruitment guidelines to be utilized by the Board in identifying and recruiting director nominees for Board membership. The policy guidelines are designed to help insure that KeyCorp is able to attract outstanding persons as director nominees to the Board.

X. DIRECTOR COMPENSATION

The Board has determined that approximately 50% (in value) of the Board’s compensation should be equity compensation in order to more closely align the economic interests of directors and shareholders. In addition, each year the Board reviews the cash component of its compensation which is in the form of director fees.

XI. DIRECTOR STOCK OWNERSHIP GUIDELINES

KeyCorp has adopted stock ownership guidelines for KeyCorp’s outside directors which specify that each outside director should, by the fourth anniversary of such director’s initial election, own at least 7,500 KeyCorp Common Shares, of which at least 1,000 shares should be directly owned by the director and be in the form of actual shares. For purposes of these guidelines, except for the 1,000 actual share requirement, Common Shares include actual shares, deferred or phantom stock units, and restricted shares.

XII. DIRECTOR ORIENTATION

A new director orientation is conducted for all new directors. The orientation consists of meetings with the Chief Executive Officer and other members of senior management including the senior officer who acts as the liaison for the committee(s) upon which the new director will serve.

XIII. DIRECTOR CONTINUING EDUCATION

Each director is encouraged to obtain the requisite training or education to fulfill his or her director responsibilities. In particular, if a director has accepted becoming Chair Elect of a Committee, in the year prior to the director becoming the Chair of the Committee, the director is encouraged to obtain director training and/or attend an educational session of relevance to that Committee. Similarly, within a year after accepting a new Committee assignment, a director is encouraged to obtain director training and/or attend an educational session of relevance to that Committee. Each director is expected to attend at least one Institutional Shareholder Services (ISS)

approved director training or education session every three calendar years. KeyCorp will reimburse the reasonable costs and expenses of the training or education session incurred by the director (not including spousal expenses), including registration fees, travel, hotel accommodations and related meals, provided, however, if a director attends an ISS approved session which will cover another company on whose board the director also serves, KeyCorp will, if the other company is willing, appropriately share the costs and expenses with the other company. Management will circulate brochures to directors of sessions. Directors are asked to advise management when they are signing up for a session.

XIV. LIMITATION ON PUBLIC COMPANY DIRECTORSHIPS

Unless the Nominating and Corporate Governance Committee determines otherwise, a directors should not serve as a director of more than three other public companies (for a total of four including KeyCorp), except that a director who is the chief executive officer of a public company should only serve as a director of up to two other public companies (for a total of three including KeyCorp and his or her own company).

XV. REPRICING OR BACK-DATING OPTIONS

The Board has determined that KeyCorp will not reprice or back-date options.

XVI. ONE YEAR HOLDING OF OPTION SHARES

The Compensation and Organization Committee has adopted a policy that stock options granted to the Chief Executive Officer, the Chief Administrative Officer, the Chief Financial Officer and all other Section 16 executives of KeyCorp will contain a provision requiring that all net shares obtained upon exercise of the option (less the applicable exercise price and withholding taxes) must be held for at least one year following the exercise date or, if later, until the executive’s stock ownership meets KeyCorp’s stock ownership guidelines. The policy applies to all options granted to such officers from and after the policy’s adoption.

XVII. SENIOR EXECUTIVE STOCK OWNERSHIP GUIDELINES

KeyCorp has adopted stock ownership guidelines for KeyCorp’s senior executives which specify that the Chief Executive Officer should own KeyCorp Common Shares with a value equal to at least six times salary, of which 10,000 should be in the form of actual shares, that all members of KeyCorp’s Management Committee should own KeyCorp Common Shares with a value equal to at least four times their respective salary, of which 5,000 should be in the form of actual shares, and other corporate senior executives whose compensation is subject to individual review and approval by the Compensation and Organization Committee should own KeyCorp Common Shares with a value at least equal to two times their respective salary, of which 2,500 should be in the form of actual shares. Newly hired executives and executives whose stock ownership did not meet the most recent guidelines at the time of adoption have a reasonable period to achieve the specified level of ownership. For purposes of these guidelines, Common Shares include actual shares, restricted shares and phantom stock units.

XVIII. SENIOR EXECUTIVE OFFICER COMPLIANCE WITH PROVISIONS OF THE EMERGENCY ECONOMIC STABILIZATION ACT OF 2008

KeyCorp’s Senior Executive Officers, as defined by the Emergency Economic Stabilization Act of 2008 (“EESA”), shall comply with all provisions of the EESA including, without limitation, agreeing to the recovery or

“clawback” of any bonus and incentive compensation paid to the Executive based on statements of earnings, gains, or other criteria that are later proven to be materially inaccurate.

XIX. REVIEW OF BENEFIT PLANS FOR COMPLIANCE WITH THE PROVISIONS OF THE EMERGENCY ECONOMIC STABILIZATION ACT OF 2008

The Compensation and Organization Committee reviews KeyCorp’s incentive compensation arrangements for Senior Executive Officers with KeyCorp’s Chief Risk Officer and Chief Auditor to assure these incentive compensation arrangements do not encourage KeyCorp’s Senior Executive Officers to take unnecessary and excessive risks and thereby threaten the value of KeyCorp.

XX. EXTENSIONS OF CREDIT COLLATERALIZED BY KEYCORP STOCK

The Board has determined that neither KeyCorp nor its subsidiaries will extend to any director or executive officer covered by KeyCorp’s stock ownership guidelines credit collateralized by KeyCorp stock.

XXI. FORMAL EVALUATION OF CHIEF EXECUTIVE OFFICER

The Compensation and Organization Committee conducts an annual evaluation of the Chief Executive Officer which includes soliciting input from the full Board. The results of the annual evaluation are discussed with the Board as a whole in executive session.

XXII. ACCESS TO MANAGEMENT AND INDEPENDENT ADVISORS

Board members have complete access to KeyCorp’s management. If the Board member feels that it would be appropriate, the member is asked to inform the Chief Executive Officer of his or her contact with the officer in question. Members of senior management normally attend portions of each Board meeting. The Board may, when appropriate, obtain advice and assistance from outside advisors and consultants.

XXIII. SUCCESSION PLANNING/MANAGEMENT DEVELOPMENT

The Compensation and Organization Committee, as a part of its oversight of the management and organizational structure of KeyCorp, annually reviews and approves KeyCorp’s management succession plan for the CEO and other senior officers and annually reviews KeyCorp’s program for management development and, in turn, reports on and reviews these matters, and their independent deliberations, with the Board in executive session.

XXIV. AUDITOR PROHIBITED FROM DOING PERSONAL TAX WORK FOR SENIOR EXECUTIVE OFFICERS

KeyCorp’s independent auditors shall not serve as the personal tax advisors or preparers for KeyCorp senior executives who are members of KeyCorp’s Management Committee, officers of KeyCorp in a financial reporting oversight role or their immediate families unless exempted by the rules of the Public Company Accounting Oversight Board, or executives of KeyCorp who are expatriates.

XXV. CORPORATE GOVERNANCE FEEDBACK

The Board encourages management to meet periodically with significant investors to discuss KeyCorp’s corporate governance practices. Management reports the results of the meetings to the Nominating and Corporate

Governance Committee in order that the Board can more readily consider the views of significant investors when the Board shapes its corporate governance practices.

XXVI. COMMITTEE STRUCTURE

The Board exercises certain of its powers through its Audit, Compensation and Organization, Nominating and Corporate Governance, Executive, and Risk Management Committees. Each Committee has a Charter that defines the scope of its duties and responsibilities. Each Committee reviews its Charter annually and recommends its approval to the full Board which in turn approves the Charter. The Audit, Compensation and Organization, and Nominating and Corporate Governance Committees are comprised of only independent directors. Each Board member sits on at least one Committee. The frequency, length and agendas of Committee meetings are determined by the Committee Chair in consultation with Committee members and appropriate members of senior management. The Committee Chair reports to the full Board on the matters undertaken at each Committee meeting. The Audit, Compensation and Organization, Nominating and Corporate Governance, and Risk Management Committees meet in executive session on a regular basis.

PRESIDING DIRECTOR

Under Section III of the KeyCorp Corporate Governance Guidelines, the Board of Directors has selected the Chair of the Nominating and Corporate Governance Committee to preside over the executive sessions of the outside directors of the Board. KeyCorp has established procedures to permit confidential, anonymous (if desired) submissions to the presiding director of concerns regarding KeyCorp. Interested parties may make their comments and views about KeyCorp known to the directors by directly contacting the presiding director by mailing a statement of their comments and views to KeyCorp at its corporate headquarters in Cleveland, Ohio. Such correspondence should be addressed to the Presiding Director, KeyCorp Board of Directors, care of the Secretary of KeyCorp, and marked “Confidential.”

DIRECTOR INDEPENDENCE

As part of its Corporate Governance Guidelines, the Board has adopted categorical standards to determine Director independence that conform to the New York Stock Exchange independence standards. The specific KeyCorp standards are set forth on KeyCorp’s website: www.key.com/ir. Generally, under these standards, a director is not independent:

(1) if he or she or an immediate family member has received during any twelve-month period within the last three years more than $100,000 in direct compensation from KeyCorp (other than current or deferred director fees) (directly compensated individual);

(2) if, within the past three years, he or she has been employed by KeyCorp or an immediate family member has been an executive officer of KeyCorp (former employee);

(3) if (a) he or she or an immediate family member is a current partner of a firm that is KeyCorp’s internal or external auditor; (b) he or she is a current employee of such a firm; (c) he or she has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance practice; or (d) he or she or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on KeyCorp’s audit within that time (former auditor);

(4) if, within the past three years, he or she has been employed by a company upon whose Board an executive officer of KeyCorp concurrently serves or an immediate family member has been employed as an executive officer by a company upon whose compensation committee an executive officer of KeyCorp concurrently serves (interlocking director);

(5) if he or she is affiliated with a firm that is an attorney, investment advisor, or consultant to KeyCorp (attorney, investment advisor, or consultant);

(6) if he or she is employed by, or an immediate family member is an executive officer of, a significant customer or supplier of KeyCorp. An entity is a significant customer of KeyCorp if during any of the last three years the customer made payments for property or services to KeyCorp in an amount that exceeded the greater of $1 million or 2% of the customer’s consolidated gross revenues. Likewise, an entity is a significant supplier of KeyCorp if during any of the last three years the amount paid to the supplier by KeyCorp exceeded the greater of $1 million or 2% of the supplier’s consolidated gross revenues (significant customer or supplier);

(7) if he or she is an executive officer of a not-for-profit entity that has received significant contributions from KeyCorp during the last three years. An entity will be deemed to have received significant contributions from KeyCorp if KeyCorp’s annual contribution to the entity exceeds the greater of $1 million or 2% of the entity’s total annual revenues (significant charitable contribution recipient); or

(8) if he or she has, or is affiliated with an entity that has, a loan from KeyCorp which (a) was not made in the ordinary course of business by a KeyCorp subsidiary, (b) was not made on the same terms as comparable transactions with other persons, (c) involved when made more than the normal risk of collectibility, or (d) is characterized as criticized or classified by the KeyCorp subsidiary (non-independent borrower).

Messrs. Meyer and Stevens are not independent because they are employees of KeyCorp. As an employee of KeyCorp, Mr. Meyer and members of his immediate family received in 2008 a standard employee discount on trust services provided by KeyCorp totalling $11,620. The Board of Directors has determined that all other members of the Board of Directors (i.e., Dr. Cartwright, Ms. Martin, and Messrs. Alvarez, Bares, Campbell, Cutler, Dallas, Menascé, Sanford, and Ten Eyck) are independent and that Charles Hogan was independent prior to his retirement on May 15, 2008. The determination was made by reviewing the relationship of each of these individuals to KeyCorp in light of the KeyCorp categorical standards of independence and such other factors, if any, as the Board deemed relevant. Members of the Audit, Compensation and Organization, and Nominating and Corporate Governance Committees are all independent.

In determining the independence of the aforementioned members of the Board of Directors, the Board considered certain transactions, relationships, or arrangements between those directors and KeyCorp. The Board determined that none of these transactions, relationships, or arrangements is in conflict with KeyCorp’s categorical standards of independence and that no such transaction, relationship or arrangement is material or impairs any director’s independence for any other reason. The transactions, relationships, and arrangements considered by the Board and determined to be immaterial were as follows: Dr. Cartwright and Messrs. Bares, Campbell, Cutler, Hogan, Sanford, and Ten Eyck were customers of one or more of KeyCorp’s subsidiary banks or other subsidiaries during 2008 and had transactions with such banks or other subsidiaries in the ordinary course of business. In addition, Dr. Cartwright and Messrs. Bares, Campbell, Cutler, Hogan, Sanford, and Ten Eyck are officers of, or have a relationship with, corporations or are members of partnerships that were customers of such banks or other subsidiaries during 2008 and had transactions with such banks or other subsidiaries in the ordinary course of business. All loans included in such transactions were made on substantially the same terms, including rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risks of collectibility or present other unfavorable features. Similar transactions continue to be effected during 2009. KeyCorp entered into two separate and unrelated transactions with Eaton Corporation or one of its subsidiaries for the purchase of equipment or services during 2008. Mr. Cutler is the Chairman and Chief Executive Officer of Eaton Corporation. The first transaction involved the purchase of electrical switchboard and distribution equipment through a competitive bidding process in which Eaton Corporation was determined to be the best and also the lowest bidder. The second transaction was for the annual renewal of an ongoing preventive maintenance contract. The two contracts totaled approximately $3,044,000. KeyCorp entered into two separate and unrelated contracts with Jones Lang LaSalle, Inc. Ms. Martin is the Chief Operating and Financial Officer of Jones Lang LaSalle, Inc. The contracts were for the delivery of real estate brokerage services by Jones Lang LaSalle, Inc. One contract involved real estate brokerage services with respect to the lease renewal or relocation of a single KeyCorp office and the other involved the amendment of a contract originally entered into with an unrelated third party that had merged into Jones Lang LaSalle, Inc. The two contracts totaled approximately $225,000.

KeyCorp has adopted a Policy for Review of Transactions between KeyCorp and its Directors, Executive Officers, and Other Related Persons. A copy of the Policy can be found at www.key.com/ir. The transactions subject to the Policy include any transaction, relationship, or arrangement with KeyCorp in which any director, executive officer or other related person has a direct or indirect material interest other than transactions, relationships or arrangements excepted by the Policy. These exceptions include transactions available to all KeyCorp employees generally, transactions involving compensation or indemnification of executive officers or directors authorized by the Board of Directors or one of its committees, transactions involving reimbursement for routine expenses, and transactions occurring in the ordinary course of business. The Nominating and Corporate Governance Committee is responsible for applying the Policy and uses the factors included in the Policy in making its determinations. These factors include whether the transaction is in conformity with KeyCorp’s Code of Ethics and Corporate Governance Guidelines and is in KeyCorp’s best interests; whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; whether the transaction would be disclosable under Item 404 of Regulation S-K under the Exchange Act; and whether the transaction could call into question the independence of any of KeyCorp’s outside directors.

Issue Two
AMENDMENT TO ARTICLES
TO REQUIRE MAJORITY VOTING IN UNCONTESTED DIRECTOR ELECTIONS

The Board of Directors is proposing that KeyCorp’s Articles be amended to require majority voting in uncontested elections of directors.

In March 2007, the Board of Directors adopted a policy to assure that, in an uncontested election, a director who fails to receive a majority of shareholder votes cast would not continue to serve, except with the express consent of the Board. This Policy on Majority Voting is Section VI of KeyCorp’s Corporate Governance Guidelines

and is found on page    of this proxy statement and is also discussed on page    of this proxy statement. At the time the Policy was adopted, Ohio law provided that, in all director elections, the nominee receiving the greatest number of votes is elected. Under this Policy, directors continue to be elected by a plurality vote, but in an uncontested election a director nominee who receives a greater number of “withheld” votes than “for” votes must promptly offer to resign from the Board of Directors. The Board of Directors then decides, based upon the recommendation of the Nominating and Corporate Governance Committee, within 90 days after the voting results are certified, whether to accept the resignation offer, and the Board’s decision is promptly disclosed in a press release. If the decision is to reject the offer, the press release will indicate the reasons for that decision.

Subsequent to the adoption of the Board’s Majority Voting Policy, Ohio law was amended to provide that the articles of incorporation may set forth alternative election standards, and that, if no alternate is specified in the articles, plurality voting would apply.

The proposed amendment to the Articles would insert a majority voting standard into the Articles which could not be amended without shareholder approval. If the proposed amendment is adopted, an affirmative majority of the total number of votes cast with respect to the election of a director nominee will be required for election at an uncontested election. Abstentions and broker non-votes will have no effect in determining whether the required affirmative majority vote has been obtained. For contested elections, plurality voting will be in effect.

If the proposal is approved by the shareholders, the following new provision will be added to the Articles as Article VII and existing Articles VII and VIII would be renumbered accordingly.

“ARTICLE VII

Election of Directors

In order for a nominee to be elected a director of the Corporation in an uncontested election, the nominee must receive a greater number of votes cast “for” his or her election than “against” his or her election. Neither abstentions nor broker non-votes will be deemed to be votes “for” or “against” a nominee’s election. In a contested election, the nominee receiving the greatest number of votes shall be elected. An election shall be considered contested if, as of the record date for the meeting, there are more nominees properly nominated and not withdrawn for election than director positions to be filled in that election.”

If the shareholders approve this amendment, the Board’s Majority Voting Policy will remain in effect only to the extent needed to address “holdover” terms for any incumbent directors who fail to be re-elected under majority voting. Under Ohio law and KeyCorp’s Regulations, an incumbent director who is not re-elected may remain in office until his or her successor is chosen, continuing as a “holdover” director. The combination of the new provision in the Articles and the Board’s Majority Voting Policy is commonly called the “Intel Model.”

Vote Required.  Pursuant to Article VI of the Articles, the Articles may be amended by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of KeyCorp on such proposal.

The Board of Directors of KeyCorp unanimously recommends that the shareholders vote “FOR” adopting this amendment to the Amended and Restated Articles of Incorporation.

Issue Three
AMENDMENT TO ARTICLES AND REGULATIONS
CONCERNING THE VOTING RIGHTS
OF SERIES B PREFERRED STOCK

The Board of Directors is proposing that KeyCorp’s Articles and Regulations be amended as set forth in Appendix A to this proxy statement to conform the voting rights of the Series B Preferred Stock issued to the U.S. Treasury with the standard terms mandated by the U.S. Treasury under the TARP Capital Purchase Program, which was created under the Emergency Economic Stabilization Act of 2008 (“EESA”).

Background

On October 14, 2008, the U.S. Treasury announced the creation of the TARP Capital Purchase Program to encourage U.S. financial institutions to raise capital in order to increase the flow of financing to businesses and consumers in the U.S. The TARP Capital Purchase Program is designed to attract broad participation by healthy financial institutions and to do so in a way that attracts private capital to those institutions with the goals of increasing confidence in U.S. financial institutions and increasing the confidence of those financial institutions to lend their capital. Pursuant to the TARP, up to $700 billion can be utilized by the U.S. Treasury to buy mortgages and other assets, to guarantee assets, and to invest in the equity of financial institutions. Under the TARP Capital Purchase Program, the U.S. Treasury will purchase up to $250 billion of senior preferred shares from qualifying financial institutions that meet the TARP Capital Purchase Program’s eligibility requirements.

On November 14, 2008, KeyCorp and the U.S. Treasury entered into and consummated a Letter Agreement, dated November 14, 2008, and a Securities Purchase Agreement — Standard Terms (collectively, the “Purchase Agreement”), pursuant to which KeyCorp issued to the U.S. Treasury (i) 25,000 shares of Series B Preferred Stock, and (ii) a warrant to purchase 35,244,361 KeyCorp Common Shares, at an exercise price of $10.64 per share, subject to certain anti-dilution and other adjustments, for an aggregate purchase price of $2.5 billion. Pursuant to the Purchase Agreement, KeyCorp agreed to include in its proxy statement for the 2009 Annual Meeting of Shareholders a proposal to amend Article IV of KeyCorp’s Articles in the form set forth on Appendix A hereto to conform the voting rights of the Series B Preferred Stock with the standard terms for shares of senior preferred stock issued to the U.S. Treasury under the TARP Capital Purchase Program.

What are these Amendments intended to accomplish?

The U.S. Treasury requires that shares of preferred stock purchased by it pursuant to the TARP Capital Purchase Program have certain limited class voting rights that are different from those currently provided for under the Articles or Ohio law. Therefore, pursuant to the Purchase Agreement, KeyCorp agreed with the U.S. Treasury to include in its proxy statement for the 2009 Annual Meeting of Shareholders a proposal to amend the Articles to provide for the required voting rights. Unless KeyCorp’s shareholders approve these proposed amendments to the Articles, KeyCorp is required to submit the proposed amendments at each subsequent annual meeting of its shareholders until such approval is obtained.

The proposed amendments to Article IV, Part A, Section 2(a) and Article IV, Part E of the Articles would revise the express terms of the issued and outstanding shares of the Series B Preferred Stock to provide limited voting rights that conform to the standard terms required in connection with the TARP Capital Purchase Program, including (1) to allow shares of Series B Preferred Stock to vote as a class with any other preferred stock having similar voting rights for the election and removal of two directors of KeyCorp (the “Preferred Directors”) in the event KeyCorp fails to pay dividends on such shares of preferred stock purchased by the U.S. Treasury for six quarterly dividend periods, whether or not consecutive and (2) to allow shares of Series B Preferred Stock to vote as a class on certain significant corporate actions, namely the authorization of any senior stock, any amendment to the terms of the Series B Preferred Stock purchased by the U.S. Treasury, and certain share exchanges, reclassifications, mergers and consolidations.

The proposed amendment to Article II, Section 11(b) of the Regulations would expressly provide that any standard for removing directors contained in the Articles will govern if there is any conflict with the standards for removing directors set forth in the Regulations. Similarly, the proposed amendment to Article II, Section 12 of the Regulations would expressly provide that any procedures for filling vacancies on the Board of Directors contained in the Articles will govern if there is any conflict with the procedures for filling vacancies on the Board set forth in the Regulations.

What voting rights do shares of KeyCorp’s Preferred Stock presently have?

The Articles confer the following voting rights on shares of Preferred Stock, including the Series B Preferred Stock:

•	Whenever KeyCorp fails to pay full dividends on any series of Preferred Stock for six quarterly dividend payment periods, whether or not consecutive, the holders of all outstanding series of Preferred Stock, voting as a single class without regard to series, will be entitled to vote for the election of two additional directors until full cumulative dividends for all past dividend payment periods on all series of Preferred Stock have been paid or declared and set apart for payment and non-cumulative dividends have been paid regularly for at least one full year;

•	The affirmative vote or consent of the holders of at least two-thirds of all of the shares of the then outstanding shares of Preferred Stock, voting as a separate class, shall be required to amend, alter or repeal the provisions of the Articles or Regulations which would be substantially prejudicial to the voting powers, rights, or preferences of the holders of such outstanding shares of Preferred Stock; provided, however, that neither the amendment of the Articles to authorize or to increase the authorized or outstanding number of shares of any class ranking junior to or on a parity with Preferred Stock, nor the amendment of the Regulations so as to change the number of KeyCorp’s directors, will be deemed to be substantially prejudicial to the voting powers, rights, or preferences of the holders of Preferred Stock; and provided further that if any amendment, alteration, or repeal would be substantially prejudicial to the rights or preferences of one or more but not all of the then outstanding series of Preferred Stock, the affirmative vote or consent of the holders of at least two-thirds of the then outstanding shares of the series so affected shall also be required;

•	The affirmative vote or consent of the holders of at least two-thirds of the then outstanding shares of Preferred Stock, voting as a single class, shall be required to effect any one or more of the following: (i) the authorization of, or the increase in the authorized number of, any shares of any class ranking senior to the Preferred Stock; or (ii) the purchase or redemption for sinking fund purposes or otherwise of less than all of the then outstanding shares of the Preferred Stock except in accordance with a purchase offer made to all holders of record of such Preferred Stock, unless all dividends on all Preferred Stock then outstanding for all previous dividend periods shall have been declared and paid or funds sufficient for the payment of those dividends have been set apart and all accrued sinking fund obligations applicable thereto shall have been complied with.

Under Ohio law, even if shares are otherwise designated as non-voting shares, the holders of such shares are entitled to vote as a separate class on certain changes in the terms of the shares of such class, including changes in the express terms or additions to the terms in any manner substantially prejudicial to the holders of the shares of such class. Ohio law also requires that any merger or consolidation of a corporation with or into any other entity in which the corporation is not the surviving corporation shall be approved by the holders of each class of outstanding stock, if such class of stock would be changed in such merger or consolidation in a manner that would have required the approval of such class if the change were effected by an amendment to the corporation’s articles of incorporation.

What voting rights would shares of Series B Preferred Stock have if the Amendments were adopted?

Voting Rights as to the Election of Preferred Directors.  The standard terms required by the U.S. Treasury for Series B Preferred Stock include that whenever, at any time or times, dividends payable on the shares of Series B Preferred Stock have not been paid for an aggregate of six quarterly dividend periods or more, whether or not consecutive, the authorized number of directors of KeyCorp shall automatically be increased by two and the holders of the Series B Preferred Stock shall have the right, with holders of shares of any one or more other classes or series of KeyCorp’s Preferred Stock that have like voting rights with the Series B Preferred Stock with respect to such matter, voting together as a class, to elect the Preferred Directors to fill such newly created directorships at KeyCorp. Such Preferred Directors are to be in addition to the directors elected by the holders of KeyCorp’s Common Shares. Holders of Series B Preferred Stock and any voting parity Preferred Stock will not be entitled to vote on directors elected by the holders of Common Shares, and vice versa.

Additional Limited Series Voting Rights.  The standard terms required by the U.S. Treasury for Series B Preferred Stock also provide that, for so long as shares of Series B Preferred Stock remain outstanding, in addition to any other vote or consent of shareholders required by law or by the Articles, the vote or consent of the holders of at least two thirds of the shares of the Series B Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

•	Authorization of Senior Stock. Any amendment or alteration of the Articles to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of KeyCorp ranking senior to Series B Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of KeyCorp;

•	Amendment of Series B Preferred Stock. Any amendment, alteration or repeal of any provision of the Articles so as to adversely affect the rights, preferences, privileges or voting powers of Series B Preferred Stock; or

•	Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving Series B Preferred Stock, or of a merger or consolidation of KeyCorp with another corporation or other entity, unless in each case (x) the shares of Series B Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which KeyCorp is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Series B Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that for all the above purposes, any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Series B Preferred Stock necessary to satisfy preemptive or similar rights granted by KeyCorp to other persons prior to the date that the U.S. Treasury and KeyCorp entered into the Purchase Agreement, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Series B Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of KeyCorp will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Series B Preferred Stock.

Each share of Series B Preferred Stock issued to the U.S. Treasury pursuant to the TARP Capital Purchase Program has one vote per share.

A summary of the existing terms of the Series B Preferred Stock that the U.S. Treasury purchased from KeyCorp is set forth in Form 8-K filed on November 20, 2008, which is incorporated into this proxy statement by reference. That summary is qualified in its entirety by the express terms of the Series B Preferred Stock set forth in that filing.

Could the Amendments be substantially prejudicial to the holders of the Common Shares and/or Series A Preferred Stock?

KeyCorp believes that voting rights substantially equivalent to the voting rights set forth in the U.S. Treasury’s standard terms for Series B Preferred Stock would be available to the holders of such shares under existing provisions of the Articles and Ohio law, even if not set forth in the express terms of Series B Preferred Stock. The material difference between the existing voting rights relating to the Series B Preferred Stock and the voting rights of the Series B Preferred Stock if the amendments were adopted by shareholders is that holders of the Series B Preferred Stock would be entitled to vote separately as an independent voting class on those matters set forth under Additional Limited Series Voting Rights. KeyCorp does not believe that granting these additional voting rights to holders of Series B Preferred Stock will be substantially prejudicial to the holders of either Common Shares or Series A Preferred Stock. While KeyCorp further believes that the separate votes of the holders of shares of Series A Preferred Stock and Series B Preferred Stock on these amendments may not be required under the Articles and/or the Ohio law as it does not appear that the Amendments are substantially prejudicial to the rights of such holders, KeyCorp nonetheless is allowing the holders of Series A Preferred Stock and Series B Preferred Stock to vote separately on these amendments.

Additionally, KeyCorp believes that the limited class voting rights set forth in the proposed amendment of the terms of the Series B Preferred Stock issued by KeyCorp pursuant to the TARP Capital Purchase Program will not have any potential anti-takeover effect on KeyCorp.

What would be the consequence of a failure to approve these Amendments?

In the event that the shareholders of KeyCorp fail to approve the amendments set forth in this Issue Three, KeyCorp would be required to submit these proposed amendments at each subsequent annual meeting of its shareholders until approval is obtained.

What is the required vote for approval by KeyCorp’s shareholders of these Amendments?

The text of the proposed amendments is set forth in Appendix A to this proxy statement. Pursuant to Article VI and Article IV, Part A, Section 2(c) of the Articles, (i) the affirmative vote of the holders of the Common Shares entitling them to exercise a majority of the voting power of such shares, (ii) the affirmative vote of the holders of the Series A Preferred Stock of KeyCorp entitling them to exercise two-thirds of the voting power of such shares and (iii) the affirmative vote of the holders of the Series B Preferred Stock entitling them to exercise two-thirds of the voting power of such shares, is necessary to adopt the proposed amendments to the Articles and Regulations.

The Board of Directors unanimously recommends that the shareholders vote FOR adoption of these amendments to the Articles and the Regulations.

Issue Four

INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors of KeyCorp has appointed Ernst & Young LLP (“Ernst & Young”) as KeyCorp’s independent auditors to examine the financial statements of KeyCorp and its subsidiaries for the year 2009. The Board of Directors recommends ratification of the appointment of Ernst & Young. The favorable vote of the holders of a majority of the KeyCorp Common Shares represented in person or by proxy at the Annual Meeting will be required for such ratification.

A representative of Ernst & Young will be present at the meeting with an opportunity to make a statement if such representative desires to do so and to respond to appropriate questions.

Although shareholder approval of this appointment is not required by law or binding on the Audit Committee, the Audit Committee believes that shareholders should be given the opportunity to express their views. If the shareholders do not ratify the appointment of Ernst & Young as KeyCorp’s independent auditors, the Audit Committee will consider this vote in determining whether or not to continue the engagement of Ernst & Young.

The Board of Directors unanimously recommends that shareholders vote FOR the ratification of this appointment.

Issue Five

APPROVAL OF KEYCORP’S EXECUTIVE COMPENSATION

On February 17, 2009, President Obama signed into law the American Recovery and Reinvestment Act of 2009 (“ARRA”), which expanded the executive compensation requirements previously imposed by the EESA and TARP. Under these new requirements, any reporting company that has received or will receive financial assistance under TARP must permit a separate shareholder vote to approve the reporting company’s executive compensation, as disclosed in the reporting company’s Compensation Discussion and Analysis, related compensation tables, and other related material under the compensation disclosure rules of the SEC, in any proxy or consent or authorization for an annual or other meeting of its shareholders during the period in which any obligation arising from financial assistance provided under TARP remains outstanding.

KeyCorp’s Board of Directors is providing shareholders with the opportunity to cast an advisory vote on its compensation program at the 2009 Annual Meeting. As set forth in the ARRA, this vote will not be binding on or overrule any decisions by KeyCorp’s Board of Directors, will not create or imply any additional fiduciary duty on the part of the Board, and will not restrict or limit the ability of KeyCorp’s shareholders to make proposals for inclusion in proxy materials related to executive compensation. However, the Compensation and Organization Committee will take into account the outcome of the vote when considering future executive compensation arrangements. The Board of Directors has determined that the best way to allow shareholders to vote on KeyCorp’s executive pay programs and policies is through the following resolution:

RESOLVED, that the shareholders approve KeyCorp’s executive compensation, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.

Vote Required.  Approval of this proposal will require the affirmative vote of a majority of the KeyCorp Common Shares represented in person or by proxy at the Annual Meting.

The Board of Directors unanimously recommends that the shareholders vote FOR this proposal.

EXECUTIVE OFFICERS

The executive officers of KeyCorp are principally responsible for making policy for KeyCorp, subject to the supervision and direction of KeyCorp’s Board of Directors. All officers are subject to annual election at the annual organizational meeting of the directors. Mr. Meyer has an employment agreement with KeyCorp.

There are no family relationships among directors, nominees, or executive officers. Other than Ms. Mooney and Messrs. Hancock and Hyle, all have been employed in officer capacities with KeyCorp or one of its subsidiaries for at least the past five years.

Set forth below are the names and ages of the executive officers of KeyCorp as of January 1, 2009, positions held by them during the past five years and the year from which held, and, in parentheses, the year they first became executive officers of KeyCorp.

PETER D. HANCOCK (50)

2008 to present: Vice Chair, KeyCorp; 2007-2008: Managing Director, Trinsum Group, Inc. (asset management and strategic advisory firm); 2002-2007: President and Co-Founder, Integrated Finance Limited (asset management and strategic advisory firm). (2008)

PAUL N. HARRIS (50)

2003 to present: Executive Vice President, General Counsel, and Secretary, KeyCorp. (2004)

CHARLES S. HYLE (57)

2004 to present: Executive Vice President and Chief Risk Officer, KeyCorp; 1998-2003: Managing Director and Global Head of Portfolio Management, Barclays Capital (financial services). (2004)

HENRY L. MEYER III (59)

Chairman, President, and Chief Executive Officer, KeyCorp. (1987)

BETH E. MOONEY (53)

2006 to present: Vice Chair, KeyCorp; 2004-2006: Senior Executive Vice President and Chief Financial Officer, AmSouth Bancorp (financial services); 2000-2004: Senior Executive Vice President, AmSouth Bancorp. (2006)

ROBERT L. MORRIS (56)

2006 to present: Chief Accounting Officer, KeyCorp; 2000-2006, Controller, KeyCorp. (2006)

THOMAS C. STEVENS (59)

Vice Chair and Chief Administrative Officer, KeyCorp.  (1996)

JEFFREY B. WEEDEN (52)

Senior Executive Vice President and Chief Financial Officer, KeyCorp. (2002)

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

2008 was a year of unprecedented changes in the financial services industry. In late 2007 and early 2008, uncertainty surrounded the financial markets and the U.S. economy was slowing. In 2007, KeyCorp had already reviewed its commercial residential lending portfolio, exited non-core businesses to improve its business mix, completed company-wide cost reductions, and strengthened its loan loss allowance. KeyCorp believed those actions put it in a strong position to execute its 2008 business plan. That belief led KeyCorp to set its performance goals for the 2008 and 2008-2010 performance periods above the median of analysts’ expectations for the performance of KeyCorp’s peer group. First quarter earnings were positive as KeyCorp was able to take advantage of revenue opportunities in the Community Bank and manage risk and expenses tightly.

KeyCorp’s outlook changed in the second quarter of 2008. An unexpected adverse court ruling on the tax treatment of leverage lease transactions, as well as greater than anticipated losses in the commercial real estate portfolio, resulted in a second quarter loss of $1.126 billion. In the third quarter, the global economy continued to deteriorate and the financial services industry experienced historic changes. KeyCorp reported a loss for its third quarter, but entered the fourth quarter well capitalized and well positioned for the future. By the end of October we saw the failure or sale of three of the five largest independent investment banks in the U.S. (Bear Stearns, Lehman Brothers and Merrill Lynch), the sale of Washington Mutual, Wachovia and National City and U.S. lawmakers approved a $700 billion financial rescue package under the Emergency Economic Stabilization Act of 2008 (referred to as EESA). On November 14, 2008, the United States Department of The Treasury purchased $2.5 billion of KeyCorp preferred stock and warrants to purchase KeyCorp common stock under the Troubled Asset Relief Program (referred to as TARP) and the Capital Purchase Program established under EESA.

The provisions of EESA required KeyCorp to amend some of its incentive compensation arrangements which are discussed in detail in the 2009 Discussion on page XX of this proxy statement. These amendments include requiring a “clawback” of any bonus or incentive compensation paid based on statements that are later proven to be materially inaccurate and prohibiting certain golden parachute payments in the event of an involuntary termination. Also required is a review of incentive compensation arrangements by KeyCorp’s Chief Risk Officers with KeyCorp’s Compensation and Organization Committee (referred to as the Compensation Committee) to ensure that the arrangements do not encourage senior executive officers to take unnecessary and excessive risks that threaten the value of KeyCorp. Additional amendments may be necessary under the American Recovery and Reinvestment Act of 2009 (“ARRA”).

KeyCorp maintains a rigorous pay-for-performance philosophy by implementing the disciplined processes described in the following discussion and analysis. Due to the disruption in the capital markets that began in 2007 and KeyCorp’s resultant performance relative to goals, there were limited annual incentives paid to KeyCorp’s named executive officers for 2007 performance and there were no annual incentives paid to them for 2008 performance. In addition, no performance shares awarded for the 2006-2008 long-term performance cycle vested and no time-lapsed restricted stock had been awarded for that time period.

In 2009, the Compensation Committee remains committed to that philosophy. However, in this unprecedented environment, the traditional tools used to motivate and retain employees do not provide the incentive or retention value originally intended. The value of long-term incentives, which is based on KeyCorp’s stock price, has been greatly diminished due to current market conditions. This discussion and analysis will therefore focus on explaining KeyCorp’s compensation programs for 2008. It is to be expected, however, that there will be changes to KeyCorp’s executive compensation and benefits programs for 2009 and future years. These changes will enable KeyCorp to set goals in a volatile environment, recognize individual contributions, comply with the requirements of EESA and ARRA, and retain the required skills and experience to lead KeyCorp through these challenging times.

KeyCorp Compensation Philosophy and Objectives

The overall goal of the compensation and benefits programs is to align the compensation interests of KeyCorp executives with the investment interests of KeyCorp shareholders. The programs are designed to support this goal in two ways. First, KeyCorp strives to attract, retain and motivate a talented team of executives that is capable of leading the company. Second, KeyCorp’s compensation and benefits programs are designed so that performance goals and compensation reflect a pay-for-performance philosophy. Executives receive compensation that is aligned with how the company performs relative to strategic goals and as compared to its peers. When KeyCorp performs well, compensation increases. When KeyCorp’s performance falls short of annual and long-term strategic goals or does not match that of its peers, compensation declines.

Elements of Total Compensation

Consistent with KeyCorp’s compensation philosophy, the Compensation Committee believes that the best way to motivate its executives to enhance shareholder return is to place a relatively large portion of their compensation “at risk” — that is, contingent upon the achievement of pre-established performance objectives. This is the incentive compensation portion of an executive’s pay. KeyCorp’s incentive compensation is delivered through both annual cash and long-term equity award opportunities in order to balance short-term earnings with the need to make investments in the long-term viability of the business. Base salary is the portion of each executive officer’s total compensation that is fixed, or not at risk.

Annual Incentive Compensation Plan

The performance metrics under the Annual Incentive Plan (referred to as the Incentive Plan) are used to help determine the actual payouts for annual incentive awards made to KeyCorp’s CEO and his direct reports, subject to a maximum limit for each executive established under KeyCorp’s shareholder-approved plan for the CEO and his direct reports. Performance metrics and goals are established under the Incentive Plan at the beginning of the year, and payouts are made if the performance goals under the shareholder-approved plan and the Incentive Plan are achieved. The key features of the annual incentive compensation program for 2008 are summarized in the narrative to the 2008 Grants of Plan-Based Awards Table on page XX of this proxy statement.

Long-Term Incentive Compensation

The Compensation Committee believes that equity-based plans align employees’ long-term financial interests with those of shareholders by increasing employees’ share ownership. KeyCorp’s Long-Term Incentive Compensation Plan is designed to foster a long-term perspective. “Long-term” has generally meant a three-year period that corresponds with KeyCorp’s strategic planning time frame. A new long-term performance cycle begins each year on January 1. There are currently three long-term incentive compensation plan performance cycles in effect

(commencing 2007, 2008, and 2009 respectively). The key features of the long-term plan are summarized in the narrative to the 2008 Grants of Plan-Based Awards table on page XX of this proxy statement.

Each named executive’s long-term incentive opportunity, a large portion of which is performance-based, has been delivered 50% as stock options and 50% as restricted stock to balance a focus on the market price of KeyCorp’s stock with concern for specific long-term goals that achieve KeyCorp’s strategic plan. For 2006 and 2007, all of the equity awarded to the CEO and his direct reports was performance-based; they did not receive service-based equity (time-lapsed restricted stock). Their shares of performance-based restricted stock take the form of phantom stock, meaning that all of the equity value is driven by the performance of KeyCorp’s actual stock, but when the shares vest, the owner receives the equity value in cash. These cash payments enable an executive to receive some of the intended value of the award without selling stock as long as he or she has met KeyCorp’s stock ownership guidelines discussed below. The value of the total target award is based on the median total long-term incentive award opportunity for comparable positions within KeyCorp’s peer group.

Executive Stock Ownership Guidelines

KeyCorp has stock ownership guidelines for senior officers, as well as some specific requirements for beneficially owned shares (in other words, shares purchased by the individual outside of KeyCorp-sponsored plans). These guidelines are as follows:

•	The CEO should own common shares with a value equal to at least six times his annual salary, including a minimum of 10,000 beneficially owned shares.

•	The CEO’s five direct reports should own common shares with a value equal to at least four times their salary, including a minimum of 5,000 beneficially owned shares.

•	Newly hired or promoted senior officers are encouraged to meet or exceed their required ownership levels within three years of the date they become subject to the guidelines, and are required to comply within five years.

•	The value of the stock owned is determined quarterly, using the closing price at the end of the quarter.

•	Beneficially owned shares and unvested restricted shares and units, as well as phantom shares owned by the senior officers under KeyCorp’s 401(k) Savings Plan and deferred compensation plans, count toward the ownership requirements. Performance shares delivered in cash and unexercised stock options do not count toward ownership requirements.

•	The CEO and all Section 16 officers are required to hold 100% of net shares obtained upon exercising any stock options (less the applicable exercise price and withholding taxes) for at least one year following the exercise date or, if later, until the executive meets the ownership guidelines.

Total Compensation Pay Mix

Under KeyCorp’s compensation philosophy, the mix of base salary, annual incentive, and long-term incentive varies with the executive’s responsibilities and authority. Specifically, the Compensation Committee believes that the compensation of executives who set the overall strategy for the business and have the greatest ability to execute that strategy should be based predominantly on performance. Consequently, for 2008, at least two-thirds of the target compensation of the CEO and the other named executive officers was based on performance, with over one-half of the target total compensation of the CEO, CFO and CAO based on the achievement of results measured over three years, or, in the case of options, ten years. The Line of Business Heads had about 45% of their target total compensation tied to the achievement of corporate long-term results.

The Compensation Committee established the following compensation pay mixes for the named executive officers in January 2008 after considering market survey data and compensation practices of KeyCorp’s peer group:

	Base	Annual Incentive	Long-term Incentive
	Salary	Target	Target

CEO	14%	30%	56%
CFO/CAO	20%	24%	56%
Community Banking Head	20%	35%	45%
National Banking Head	12%	44%	44%

Equity Compensation-Shareholder alignment and executive retention

There are several other ways that KeyCorp’s equity-based awards align the compensation interests of executive officers with the investment interests of shareholders and promote executive retention:

Conditional awards.  All restricted stock and special retention options are awarded on the condition that the recipient executes an agreement that:

•	restricts his or her post-employment use of confidential information; and

•	prohibits the recipient, for one year, from soliciting KeyCorp clients or hiring KeyCorp employees.

Clawback provisions.  If an employee engages in “harmful activity” while working for KeyCorp or within six months after ceasing to work for KeyCorp, then:

•	any profits he or she realized upon exercising any covered option starting one year prior to termination of employment must be paid back to KeyCorp; and

•	he or she must forfeit all unexercised covered options.

For these purposes, “harmful activity” is broadly defined to include wrongfully using or disclosing, or failing to return confidential KeyCorp information, soliciting KeyCorp clients and hiring KeyCorp employees.

Market value strike price.   KeyCorp bases the exercise price of all stock options on the closing market price of its common shares on the option grant date. The Compensation Committee does not re-price options and KeyCorp has not and will not back-date options.

Award grant date.  If the grant date is in a month in which earnings are released, the grant date will be the date of the Compensation Committee meeting or three days after the earnings release, whichever is later. Otherwise, the grant date is the date of the Compensation Committee meeting. The Board determined that performance-based shares should be granted at the same time that the Compensation Committee establishes performance goals, which is in the first quarter. Therefore, the total long-term incentive award is approved, and the restricted stock and performance shares are awarded, at the February meeting of the Compensation Committee. KeyCorp’s options are awarded at the July meeting to correspond with the annual strategic plan review process. If unusual circumstances such as a significant acquisition or divestiture occur, the Compensation Committee has the discretion to alter the date on which awards are granted. The Compensation Committee has never done so.

Non-tax-qualified.  Incentive stock options are granted to senior executives up to the maximum limit prescribed by the Internal Revenue Code and any balance is awarded as non-qualified options.

Peer Group Comparisons

Each year, the Compensation Committee surveys KeyCorp’s peers to analyze and assess the total compensation and benefits that these companies provide their executive officers. Although KeyCorp’s total compensation package targets median pay among the peer group for median performance by comparable executives, the individual elements of KeyCorp’s program (base salary, annual and long-term incentive compensation, and benefits) may vary from peer medians. The Compensation Committee may choose to diverge from median for an element of pay if the Compensation Committee determines that a particular pay element merits more weight because it motivates performance that supports KeyCorp’s strategic business plan.

Since 2002, the Compensation Committee has determined that the appropriate peer group for pay and performance comparisons is the large super-regional banks, as defined by the Standard and Poor’s Regional Bank Index and Diversified Bank Index (formerly the S&P Bank Index). Mercer, the Compensation Committee’s external executive compensation consultant, analyzes the financial and market performance for KeyCorp and its peers annually. Mercer agreed in January 2008 that these indices continued to be appropriate for KeyCorp to benchmark executive pay and company performance for 2008 for three reasons:

•	The indices consist of financial services firms with diversified business mixes;

•	KeyCorp competes with these firms for customers and executive talent; and

•	The firms in the indices (including KeyCorp) are selected by Standard and Poor’s for use as published indices. Therefore, they are selected independent of KeyCorp and there is no possibility that the pay or performance information used for comparison purposes could be skewed.

Standard and Poor’s modifies the members in each index from time to time based on criteria such as total asset or sales size and merger and acquisition activity. The 2008 peer companies were:

•	BB&T Corp.

•	Comerica Inc.

•	Fifth Third Bank

•	First Horizon

•	Huntington Bancshares

•	M&T Bank

•	Marshall & Ilsley

•	National City Corp.‡

•	PNC Financial‡

•	Regions Financial

•	SunTrust Banks

•	U.S. Bancorp

•	Wachovia Corp.‡

•	Wells Fargo ‡

•	Zions Bancorp

‡	In the fourth quarter of 2008, PNC Financial acquired National City Corp. and Wells Fargo acquired Wachovia Corp.

Commerce Bancorp was removed from the index when it was acquired by TD Bank Financial Group in March 2008.

Some KeyCorp executives lead businesses whose primary competitors are not in KeyCorp’s corporate peer group because of their size or product offerings. In those cases, the Compensation Committee will consider data from direct market competitors — bank and non-bank — in addition to corporate peer group data. For example, KeyCorp’s national banking business engages in capital markets, leasing and real estate activities, which are often beyond the scope of many of the banks in the peer group. Consequently, the Compensation Committee reviews survey data for entities engaged in those other activities to determine the target pay for KeyCorp’s head of the national banking business. Many of the entities surveyed in 2008 are divisions of larger financial institutions that are not part of KeyCorp’s peer group, such as Bank of America, Citigroup, Deutsche Bank and RBC Capital Markets. The Compensation Committee has determined it is appropriate to supplement the peer group data in these cases and evaluate these different compensation practices so that KeyCorp can effectively compete for talent with direct market competitors both within and outside the peer group.

Benchmarking Pay

Prior to and in the beginning of each year, the Compensation Committee consults with Mercer to determine the market-driven pay. To do this, it:

1. Obtains comparable compensation information.  The Compensation Committee obtains information from peer group or industry surveys regarding base salary and short and long-term incentive compensation for the CEOs and named executive officers of the entities within the peer group. Job responsibilities of comparable positions within the peer group entities are reviewed with management to confirm that the executives perform duties comparable to those required of KeyCorp’s named executive officers.

2. Analyzes comparable compensation information.  The Compensation Committee develops preliminary base salary and short and long-term incentive compensation targets based on the 50th percentile in the survey and proxy data and recommendations from the CEO for his management team.

3. Approves compensation opportunities.  The Compensation Committee reviews the preliminary compensation targets at its regularly scheduled November meeting, at which time Compensation Committee members review, discuss and evaluate the job comparison analysis and any changes in job responsibilities or the data. The Compensation Committee approves compensation targets for approximately 37 management positions (including the named executive officers) at its January meeting.

Evaluating Performance

Selecting Incentive Award Metrics

Selecting the appropriate performance metrics is critical to KeyCorp’s pay-for-performance philosophy. Since 2004, the performance metrics used for both annual and long-term incentive compensation have been earnings per share (EPS), return on equity (ROE) and economic profit added (EPA). The Compensation Committee and management have determined these metrics as a group have historically correlated with improved shareholder return and fostered maximum value for KeyCorp’s assets:

•	EPS measures profitability per share. Growth in EPS is easily compared among peers, and the metric is commonly used by the investment community as a measure of performance.

•	ROE measures profitability relative to capital used to generate earnings, and also is easily compared to peers.

•	EPA measures profit generated in excess of the risk-adjusted cost of capital. Using this metric encourages employees to manage risk by focusing on a risk-adjusted return on capital. This metric is not easily compared to peers.

Mercer evaluated these performance metrics in November 2007 and early 2008 and confirmed to the Compensation Committee that EPS, ROE and EPA continued to be strong indicators of corporate financial performance, demonstrated value creation and were important to the investment community, both individually and in combination. In 2007 and 2008, the weightings assigned to these metrics were the same for determining both annual and long-term incentive compensation awards.

Setting Goals

The Compensation Committee, with Mercer’s assistance, sets the annual and long-term incentive goals required to earn threshold, target and maximum incentive compensation payout levels through a series of Compensation Committee meetings. During the first quarter of each year, Mercer evaluates KeyCorp’s annual and long-term financial objectives in the context of the market and current and forecasted peer group performance in order to assist the Compensation Committee in setting financial targets that will drive above median performance. In addition, the Line of Business Heads are each given a contribution margin goal for their overall lines of business to drive the corporate results and determine the level of incentive compensation that will be funded based on their line of business financial results. Thereafter, on a quarterly basis, management tracks and reports to the Compensation Committee KeyCorp’s performance regarding EPS growth, ROE, EPA and total shareholder return as compared to KeyCorp’s financial objectives and the median performance achieved by the companies in the peer group.

Also in the first quarter of each year, the Compensation Committee supplements these corporate funding goals with other financial and non-financial performance objectives for the CEO that will assist the Compensation Committee in determining actual payout amounts. The CEO’s scorecard consists of five categories that include financial growth and profitability objectives as well as credit quality, regulatory compliance and leadership goals.

Similarly, the CEO creates a scorecard for each direct report that sets individual performance goals that are aligned with his or her objectives. Each scorecard consists of the same five categories with multiple financial and non-financial objectives. The scorecard for each Line of Business Head has business unit revenue, expense and EPA objectives focused on enhancing shareholder value, as well as objectives related to credit quality, regulatory compliance and leadership. The CFO and CAO also have scorecard objectives based upon their operating plans and objectives. The Compensation Committee approves the objectives but does not establish weightings because many cannot be quantified and each of the five common categories has multiple objectives. No single objective is more important than the others, and awards are not mathematically calculated. The Compensation Committee determines award payouts based on its evaluation of management’s performance against the scorecard objectives.

Assessing Performance Against Goals

In the first quarter of each year, in addition to setting the goals for the upcoming year, the Compensation Committee assesses how, to what degree, and under what conditions the CEO met his preceding year’s performance goals. The Compensation Committee solicits input regarding peer performance and Mercer’s perspectives regarding KeyCorp’s performance relative to industry performance prior to determining how the CEO should be compensated. Similarly, the Compensation Committee solicits the CEO’s assessment of the performance of his direct reports and his recommendations regarding the compensation they have earned as a result of that performance. The Compensation Committee considers this assessment, peer pay and performance, and Mercer’s input when reviewing and approving compensation elements for other senior executives.

Assessing the Pay-for-Performance Process

Annually in May, the Compensation Committee studies the public disclosures of all banks in the peer group to compare pay practices and performance levels of KeyCorp and its peers. Among other things, this evaluation can confirm whether KeyCorp’s pay-for-performance objectives were achieved. For example, after reviewing the compensation paid to peer CEOs in 2008 in relation to the 2007 performance of their respective companies, Mercer reported that KeyCorp’s total pay was at the median and performance (EPS and ROE) for 2007 were both above median, and thus that pay and performance were appropriately aligned. From this, the Compensation Committee concluded that the techniques and analyses it used to set performance goals were effective in delivering pay levels consistent with a pay-for-performance compensation philosophy. Had the goal-setting mechanisms been judged ineffective, the Compensation Committee would have begun discussing how to change the process for future performance cycles.

2008 Total Compensation Decisions and Actions

Base Salary

The Compensation Committee annually reviews and, if appropriate, adjusts each executive officer’s base salary. For 2008, Mr. Meyer received a base pay adjustment of 2%. It had been two years since his last increase and the Compensation Committee determined that his base salary remained consistent with the peer median base salary for CEOs. Messrs. Weeden and Stevens, as well as Ms. Mooney, received base salary increases for 2008 to recognize their success in expense and risk management, as well as the growth in Key Community Banking. The base salaries for Messrs. Weeden and Stevens had not been increased for three years. Their 2008 base salary increases of 5% and 4%, respectively, are equivalent to annual increases of 1.6% and 1.3%, respectively over that three-year period. Ms. Mooney’s 5% increase is equivalent to 2.5% annually as she had not received a base salary increase since she was hired in May 2006.

Setting Incentive Compensation Goals for 2008

The same techniques and analyses that had been effective in calibrating pay-for-performance in past years were also used at the beginning of 2008 in setting 2008 Incentive Plan and 2008-2010 Long-Term Incentive Plan goals. In particular, the Compensation Committee considered KeyCorp’s operating plan for 2008, the outlook for the industry and KeyCorp’s peer group, and the median performance of peer companies during the preceding three- and five-year periods to make the following decisions in the first quarter of 2008:

•	Established a maximum funding limit of 1.4% of net income before taxes under the shareholder-approved plan and assigned weightings for the performance metrics for the 2008 Annual and 2008-2010 Long-Term Plans to be 50% for EPS, 35% for ROE and 15% for EPA. The Compensation Committee wanted to maintain continuity in the measures. However, the volatility in the capital markets at the beginning of 2008 and its impact on the cost of capital caused the Compensation Committee to reduce the weighting for EPA from 25% to 15%, with the reduction added to ROE.

•	Calibrated performance objectives and the associated incentive funding levels using peer ROE. Both 2008 annual and 2008-2010 long-term performance objectives were set above the median of the analysts’ expectations for the performance of the peer group. Due to the unpredictability of the economy, the Compensation Committee also broadened the performance ranges and reduced the maximum payout level from 300% to 200% of target for 2008.

•	Established the financial and other goals that will determine annual incentive award payouts. As a result of the performance calibration discussed above, the 2008 financial targets were set at an EPS of $3.05, EPA of $337 million and an ROE of 15.93%.

•	Established cumulative EPS, ROE and EPA performance goals for the 2008-2010 Long-Term Incentive Plan cycle.

As the year progressed, it became increasingly clear that the incentive targets established in early 2008 for the Incentive Plan were based on overly optimistic assumptions and would not be achieved. As a result, retention and motivation of key employees became a heightened concern for the Compensation Committee.

Performance Assessment against 2008 Goals

Annual Incentive Compensation

The Compensation Committee determined that no amount was funded under the shareholder-approved plan and that 2008 performance fell below threshold for EPS, EPA and ROE. Accordingly, no annual incentive compensation was paid to the CEO and his direct reports which included the named executive officers. However, the Compensation Committee used its discretion to fund a pool of 25% of target incentive pay for certain other Incentive Plan participants. The Compensation Committee recognized that many of the participants in the Incentive Plan are professionals in finance, operations, technology, compliance, risk management and human resources who had made significant contributions in 2008. A bonus pool of 25% was determined by the Compensation Committee to adequately provide an opportunity to reward and retain the highest performers while acknowledging KeyCorp’s 2008 financial results.

Long-Term Incentive Plan

The targets set in the first quarter of 2006 for the 2006-2008 performance cycle were as follows:

1. Cumulative EPS of $9.53 equivalent to a compound annual growth rate of 7.8% from year end 2005;

2. The corresponding cumulative EPA of $1,002 million; and

3. Average ROE of 15.6%.

KeyCorp’s performance also fell short of the threshold at the end of the 2006-2008 long-term performance cycle and as a result, the Compensation Committee determined that no performance shares would vest for that cycle.

Assessing Stock Ownership

The Compensation Committee reviews the stock ownership of the senior management team to monitor compliance with the Executive Stock Ownership Guidelines (see page XX of this proxy statement) and discusses ownership status with the CEO. As of December 31, 2008, the named executive officers (not including Mr. Hancock) owned, in the aggregate, 84% of the common shares specified by the guidelines. This percentage is down from the 164% of the common shares specified by the guidelines owned as of March 31, 2008. As of December 31, 2008, the CEO met all of the guidelines.

Ms. Mooney joined KeyCorp in May 2006. By year-end 2007, she had exceeded the 5,000 share beneficial ownership requirement. As of year-end 2008, Ms. Mooney owns common shares equal to three times her salary, which is significant progress toward her ownership requirement of four times her salary. Mr. Hancock joined KeyCorp on December 1, 2008, and as of year-end 2008, did not own any KeyCorp common shares.

The other named executive officers, with the exception of Mr. Hancock, each met the beneficial ownership guidelines but, due to the drop in KeyCorp’s stock price, the value of the shares has fallen below the multiple of salary requirement. The Compensation Committee monitors the status of stock ownership as well as emerging best practices in order to determine if any changes in the guidelines are warranted. For 2009, the guidelines will continue to be stated as a dollar value rather than a specified number of shares.

Other 2008 Total Compensation Decisions and Actions

Retention Actions

In order to strengthen the motivation and retention aspects of the 2008-2010 awards while maintaining KeyCorp’s pay-for-performance philosophy, the 2008-2010 long-term incentive awards for the CEO and three of the other named executives were valued at 120% to 140% of target. In order to enhance the award’s retention value in this time of uncertain market conditions in which it is particularly difficult to set appropriate three-year performance goals, the Compensation Committee used time-lapsed restricted stock for 50% of the value of the CEO and his direct reports’ restricted stock awards (or 25% of their total long-term incentive opportunity) for the 2008-2010 performance cycle. The long-term incentive awards to the CEO and Messrs. Weeden and Stevens were valued at 125% of each of their targets. Ms. Mooney received 140% of her target in recognition of the significant improvement in the Community Bank’s contribution to KeyCorp.

As 2008 progressed, the economy continued to deteriorate and KeyCorp’s earnings became increasingly volatile. In this environment, the Compensation Committee determined that the specialized skill set and experience of KeyCorp’s Chief Financial Officer were in high demand. To strengthen KeyCorp’s retentive ties to Mr. Weeden, the Compensation Committee awarded two retention-restricted stock grants, each with three-year cliff vesting. The first award of $1,000,000 was granted in May, while the second valued at $500,000 was granted in September. In September, three-year cliff vested retention restricted stock awards were also granted to Ms. Mooney (valued at $1,500,000) to recognize her leadership and the strong performance of the Community Bank and Mr. Stevens (valued at $500,000) to recognize his leadership in expense management. At year-end the value of the May grant was one-third of what is was when it was issued and the value of the September awards was two-thirds of the original value.

Key National Banking Vice Chair Retirement/Retention Agreement

Beginning in early 2008, Tom Bunn, Vice Chairman and head of Key National Banking advised the CEO and the Compensation Committee that he was considering retiring. Due to the difficult market conditions, the CEO requested that Mr. Bunn delay his retirement. Mr. Bunn agreed to remain in his role through November 30, 2008. A retention/transition bonus of $1,450,000 was paid to Mr. Bunn in December 2008. Mr. Bunn also agreed to help select a successor and facilitate the transitioning of his responsibilities and duties, as well as business and client relationships to his successor. A transition period was established from December 1, 2008 through February 28, 2009 during which Mr. Bunn’s base pay was decreased by 50% to an annual rate of $272,500, and KeyCorp paid Mr. Bunn the agreed bonus of $767,400 in March 2009. Mr. Bunn committed that he would not perform any work for a competitor of KeyCorp for six months, that he would not approach or hire KeyCorp employees for sixteen months and that he would not call on KeyCorp customers for twelve months beginning February 28, 2009 should he decide to reenter the workforce. Mr. Bunn did not receive any special vesting or distribution provisions in any KeyCorp deferred compensation, retirement or medical plan. His outstanding equity awards will vest on a pro-rata basis per the terms of KeyCorp’s equity plans with the exception of two awards that he will forfeit (2003 and 2008).

New Key National Banking Vice Chair Compensation Arrangement

Peter Hancock accepted the position of Vice Chairman and Head of Key National Banking to replace Mr. Bunn, effective December 1, 2008. Mr. Hancock received a cash sign-on bonus of $1,250,000 in December 2008 to attract him to KeyCorp. Mr. Hancock will repay the entire amount to KeyCorp if he voluntarily resigns or is terminated for cause prior to June 30, 2009 and one-half if either situation occurs by December 31, 2009. Mr. Hancock’s base salary is $525,000. Mr. Hancock’s short-term incentive target is $1,500,000, which is guaranteed for 2009 and is payable 50% in December 2009 and 50% in March 2010. Mr. Hancock’s long-term incentive target is $1,750,000 in 2009, of which $1,500,000 is guaranteed.

2009 Discussion

The Compensation Committee began discussions regarding performance metrics for the 2009 Incentive Plan in October and November of 2008 and finalized the relevant metrics in January 2009. By that time, the United States was in a severe recession and it was unclear how long and how deep the recession would be. Also, the government purchase of KeyCorp preferred stock under EESA required that KeyCorp adhere to certain standards for executive compensation and corporate governance during the period the government holds an equity or debt position:

•	KeyCorp must not provide incentive compensation to senior executive officers for taking unnecessary and excessive risks that threaten the value of KeyCorp. The Compensation Committee is required to meet with the Chief Risk Officers of KeyCorp within 90 days of funding to review the incentive compensation arrangements of the senior executive officers to ensure that the incentive arrangements comply with this requirement. The Compensation Committee is also required to meet annually with the Chief Risk Officers of KeyCorp to discuss and review the relationship between KeyCorp’s risk management policies and practices and the senior executive officers’ incentive compensation arrangements.

•	KeyCorp must be able to recover senior executive officers’ bonuses and other incentive compensation based on reported results that are later determined to be materially inaccurate.

•	EESA restricted certain golden parachute payments to a senior executive upon his or her involuntary termination.

•	KeyCorp may not claim a federal income tax deduction for executive compensation greater than $500,000. The exemption allowed under Internal Revenue Code Section 162(m) for certain performance-based compensation is no longer applicable.

All of the required executive compensation and governance standards impact the 2009 incentive compensation arrangements, except for the requirement limiting certain termination payments. Accordingly, the Compensation Committee has made the following changes (which will be described in further detail in KeyCorp’s 2010 proxy statement) for 2009 and is continuing to evaluate the impact of ARRA on its executive compensation programs.

The Compensation Committee has reviewed KeyCorp’s senior executive officers’ incentive plan designs and performance metrics with KeyCorp’s Chief Risk Officer and Chief Auditor. The Compensation Committee has made reasonable efforts to ensure that the compensation arrangements do not encourage senior executive officers to take unnecessary and excessive risks that threaten the value of KeyCorp. The Compensation Committee also established a process for their annual review of the relationship between KeyCorp’s risk management policies and practices and the senior executive officers’ incentive compensation arrangements.

The Compensation Committee amended KeyCorp’s incentive plans to provide for a clawback of any incentive compensation or bonus paid to a senior executive if it is later found that the payments were based on inaccurate financial statements.

Given the change to Internal Revenue Code Section 162(m) that eliminates the exemption for performance-based compensation paid to the named executive officers, the Compensation Committee has concluded that it will not set 2009 goals under the shareholder-approved plan.

In light of the difficulty in predicting the economy the Compensation Committee has decided to take a different approach in setting performance goals for the CEO and his direct reports as well as for the 2009 Incentive Plan. The Compensation Committee set minimum goals regarding KeyCorp’s capital position for any incentive pool to fund for the named executive officers. Additionally, financial goals with broad ranges of performance measuring operating income, credit quality, earnings per share and improvement in economic profit added were established. When evaluating the performance of the CEO and his direct reports or determining any incentive pool funding for 2009 under the Incentive Plan, the Compensation Committee will assess performance against these goals as well as improvement in liquidity, return on risk weighted assets, proactive leadership and results relative to peers. Regarding those peers, the Compensation Committee determined that Wells Fargo, given its new size, should no longer be a member of the peer group for 2009. The Compensation Committee will make any additional changes that may be required by ARRA.

The economic uncertainty discussed above will also be problematic for the Compensation Committee in establishing long-term goals. Therefore the Compensation Committee set cumulative goals using the same metrics as the 2009 Incentive Plan for the 2009-2010 long-term incentive cycle for a two-year performance cycle (rather than a new three-year cycle). No awards have yet been made to the named executive officers.

Executive Benefits

The Compensation Committee annually reviews the executive benefits that senior managers receive. As described below, these include reimbursement for tax preparation and financial planning services, club dues, the executive health program and individual disability insurance policies. Total expenditures for the CEO and his direct reports for these services are minimal.

The CEO is provided a home security system and estate planning services every three years. He does not use the corporate aircraft for personal reasons, nor does he provide it to others for personal use.

The Compensation Committee believes that luncheon and country clubs can serve as appropriate forums for building client relationships and for community interaction. KeyCorp pays for club memberships for select members of management based on demonstrable business requirements, which are reviewed annually.

In July, the Compensation Committee determined that it would require mandatory physicals for the CEO and senior management every 12 to 18 months. The Executive Health Program consists of a mandatory six- to eight- hour physical examination at the Cleveland Clinic. The examination is intended to discover potential health problems and to facilitate prompt and expert treatment of any conditions detected. All follow-up is handled through the executive’s health plan as described below.

Executive officers participate in the same health and welfare plans (medical, dental, life and long-term disability insurance), charitable gift match, and discount programs on KeyCorp’s products that are available to all employees of similar age and years of service.

KeyCorp’s company-paid Long-Term Disability Plan coverage is equal to 60% of each eligible employee’s gross monthly earnings paid over the 24 months immediately preceding the initial date of disability. Coverage begins 90 days following the date of hire for all employees scheduled to work 20 hours or more per week. Earnings include base and certain incentive compensation (the exercise of stock options, relocation or signing bonuses etc. are excluded) up to a maximum compensation amount of $400,000. In 2004 it became clear that a significant income replacement gap existed that placed executives at risk and KeyCorp in a low competitive position compared to peers. Individual disability insurance policies were purchased for the CEO and a small group of executives including Messrs. Stevens and Weeden. No additional policies have been purchased since January 1, 2004.

The Compensation Committee regularly reviews KeyCorp’s executive benefits and believes they are appropriate and modest when compared to those of peer companies and are necessary to attract and retain high-caliber talent. Tax reimbursements have been provided for club dues, the security system and the executive health benefit. The Compensation Committee intends to eliminate this practice in 2009.

Change of Control

Change of control agreements are designed to help retain executive talent, minimize the possibility of financial loss to the affected company, and provide a financial bridge for executives in the event of job loss. There has been a great deal of merger and acquisition activity in the financial services industry and the Board believes it is in the best interests of shareholders if a select group of KeyCorp’s executive officers are able to objectively evaluate the possible merits of a change-of-control transaction without being distracted by the potentially adverse impact on themselves. Also, the existence of a change-of-control benefit helps KeyCorp to attract senior executives.

The benefits and eligibility structure under KeyCorp’s change of control arrangements have been generally consistent since 1995. However in 2005, the Compensation Committee, working with Mercer, re-evaluated the agreements and, after reviewing peer company practices and market trends, approved reductions in certain features of KeyCorp’s change of control agreements and severance policies. These modifications established two tiers of benefits: Tier 1 for the CEO’s direct reports and eight other executives, and Tier 2 for twelve executives. The CEO has a separate Employment Agreement that contains Tier 1 level change of control benefits. The terms of this Employment Agreement as well as the Change of Control agreements are described in detail in the narrative to the Employment and Severance Arrangement Table below. Effective November 14, 2008, as a condition of KeyCorp’s participation in the Capital Purchase Program, KeyCorp amended its change of control agreements and the CEO’s agreement to ensure that KeyCorp will not provide its “senior executive officers” with a “golden parachute” in the event of their involuntary termination. As defined in EESA, a payment is a golden parachute if its amount is equal to or greater than three times the senior executive’s “base amount” (i.e. the average of the covered executive’s last five years of reportable income measured from the date of the executive’s severance). Additional changes may be required under ARRA.

The Compensation Committee has considered the aggregate compensation payable to the CEO and other senior executives under a variety of scenarios, such as upon retirement or under a change-of-control situation, to ensure that the amount of pay is consistent with KeyCorp’s compensation philosophy and that the total potential value of all change of control agreements with KeyCorp executives is not disproportionate to the company’s overall market value.

KeyCorp’s change-of-control agreements provide benefits if one of two things happens: the executive’s employment is terminated, or the executive is constructively discharged within two years after a change of control. For these purposes, an executive is considered “constructively discharged” if his or her job is relocated or compensation is significantly decreased. A lump sum severance benefit of three times earnings (as defined below) is paid under the Tier 1 Agreements; Tier 2 Agreements pay a severance benefit of two times earnings. For the CEO and all named executive officers that were covered by change of control agreements prior to 2005, “earnings” are defined as base salary plus the average of annual incentive plus 50% of long-term incentive compensation. Agreements executed after 2005, such as Ms. Mooney’s and Mr. Hancock’s, exclude long-term incentive from the earnings definition.

Terminated executive officers may continue to participate in all applicable retirement plans for three years. In addition, KeyCorp will reimburse executives for the cost of continuing medical and dental benefits under COBRA for up to the 18-month COBRA period or until the executive becomes employed. All stock options vest immediately upon a change of control, and restricted stock vests if the employee is terminated within two years after a change of control. In addition, terminated employees are entitled to receive any vested benefits that they otherwise would have received under all applicable retirement and deferred compensation plans. These benefits are paid according to the plan provisions and are not increased or accelerated. The change of control agreements also provide an 18 month benefit (instead of 3 years in the Tier 1, or 2 years in the Tier 2 Agreements) if the executive terminates his or her employment during a 3 month window period starting 15 months after the change-of-control.

Tier 1 agreements provided a tax gross up for all Internal Revenue Code Section 4999 taxes imposed as a result of change of control benefits. The amendment required by EESA of the Tier 1 change of control agreements and the CEO’s agreement to prevent the payment of a golden parachute also eliminates tax gross-ups. In addition to the EESA restrictions, the Committee expects to reevaluate the inclusion of gross-up provisions in the agreements.

Employee Benefits

Retirement Plans

KeyCorp provides opportunities for all employees to save for retirement in two benefit plans: a voluntary 401(k) Savings Plan and a company-funded Cash Balance Pension Plan. KeyCorp also has an Excess Cash Balance Pension Plan for certain executives and a voluntary Deferred Savings Plan that provides senior managers with the opportunity to defer income until termination or retirement. In combination, the plans provide a competitive benefit that balances employer and employee contribution and risk.

Savings Plans

KeyCorp’s 401(k) Savings Plan is voluntary and employees are eligible to participate as of their first paycheck. KeyCorp matches employee pre-tax contributions, dollar-for-dollar, up to 6% of pay, by contributing KeyCorp common stock to each participant’s plan account beginning after one year of service. Participants can choose among fourteen funds for investing their pre-tax contributions.

The Deferred Savings Plan is a non-qualified plan for all senior managers designed to require executives to maximize participation in the qualified retirement plans prior to deferring additional income. The plan permits all senior managers to defer up to 50% of base salary and 100% of annual incentive awards greater than the annual Internal Revenue Service (IRS) limit ($230,000 in 2008) and earn the same 6% company match with essentially the same investment options, except on a phantom basis, as those in the 401(k) Savings Plan until termination or retirement. All deferrals are vested immediately, and all 6% matches are vested after three years of service.

Pension Plans

After one year of employment, all employees who are at least 21 years old and have at least 1,000 hours of service are eligible to participate in the KeyCorp Cash Balance Pension Plan. The Pension Plan provides a quarterly benefit accrual to each participant based on compensation and years of service, and vests at five years of employment.

For all senior managers, KeyCorp also maintains the Excess Cash Balance Pension Plan, which offers the non-qualified retirement benefit that highly compensated employees would have received in the Cash Balance Pension Plan if not for the limitations imposed by the IRS. The Excess Cash Balance Pension Plan benefits vest once an employee attains age 55 with five years of service.

Finally, KeyCorp maintains the Second Supplemental Retirement Plan (SSRP), which was frozen to new participants in 1995. The SSRP provides participants with a retirement benefit that equals a percentage of “final average compensation” when combined with the participant’s Cash Balance Pension Plan benefit and age 65 Social Security benefit. As a long service (36 years) executive, the CEO is one of the two remaining participants in this plan (the other participant is not a named executive officer). In general, pension plans that calculate a benefit based on final average pay are more generous than the current norm, particularly for very long tenured employees. However, since final average pension plans were common when KeyCorp’s plan was in effect, and the participants each have a long tenure with KeyCorp and reasonably relied on the benefit, the Compensation Committee has determined that it was appropriate for KeyCorp to honor its SSRP commitment. All executives hired since 1995 participate in the same plans as all other employees of similar age, tenure, and level.

Separation Pay Plan

KeyCorp maintains a Separation Pay Plan for all employees, including the CEO’s direct reports. The CEO has an Employment Agreement and, consequently, the Separation Pay Plan would not be applicable. The Separation Pay Plan will assist an employee if his or her position is eliminated or modified and no other comparable position is available at a KeyCorp location in the same geographic area. The separation pay benefit ranges from two weeks of base salary to 52 weeks of base salary, depending on years of service and job level. The separation pay benefit for senior managers is 52 weeks of base salary upon hire to reflect the longer time period required for these individuals to find comparable employment. In the event a named executive officer is terminated following a change of control, the executive will not be paid under the Separation Pay Plan, but rather under his or her change of control agreement described above.

For all employees, separation pay is paid through salary continuation installments. Employees are eligible to continue medical and dental benefits under COBRA on a pre-tax basis at the KeyCorp employee rate during the salary continuation period. This counts as part of the 18-month COBRA period for the continuation of health coverage. Participation in all other benefits, such as the 401(k) Savings Plan, the Cash Balance and Excess Cash Balance Pension Plans, life insurance and disability coverage, cease when the salary continuation period begins.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

2008 SUMMARY COMPENSATION TABLE

The following table sets forth the compensation paid by KeyCorp in 2008 to the CEO, CFO, each of the three highest paid executive officers as well as the former Vice Chair of KeyCorp other than the CEO and CFO for the year ended December 31, 2008.

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
				Stock	Option	Incentive Plan	Deferred	All other
				awards	awards	Compensation	Compensation	compensation ($)
Name and principal position	Year	Salary ($)	Bonus ($)	($)(1)	($)(1)	($)(2)	Earnings ($)(3)	(see chart below)**	Total ($)

Henry L. Meyer — Chairman of the Board & CEO(4)	2008	1,019,538	—	(174,776)	1,652,700	—	2,273,529	89,604	4,860,595

	2007	1,000,000	—	(749,353)	1,963,139	412,000	3,418,210	313,464	6,357,460

	2006	992,308	—	2,658,239	1,885,540	2,966,400	3,167,278	355,157	12,024,922

Jeffrey B. Weeden — Chief Financial Officer(5)	2008	545,192	—	305,525	566,432	—	76,782	55,094	1,549,025

	2007	525,000	—	(188,105)	653,789	250,000	82,360	104,233	1,427,277

	2006	525,000	—	840,514	581,341	875,000	83,525	106,210	3,011,590

Beth E. Mooney — Vice Chair(6)	2008	574,231	—	82,910	559,868	—	68,669	88,702	1,374,380

	2007	550,000	—	88,973	553,897	525,000	9,750	193,983	1,921,603

	2006	361,731	1,200,000	154,569	342,223	1,175,000	—	149,799	3,383,322

Thomas C. Stevens — Vice Chair & Chief Administrative Officer(7)	2008	645,192	—	97,937	586,577	—	120,780	67,386	1,517,872

	2007	625,000	—	(214,433)	710,533	250,000	134,653	113,999	1,619,752

	2006	625,000	—	964,903	668,858	850,000	125,540	115,441	3,349,742

Peter D. Hancock — Vice Chair(8)	2008	30,288	1,250,000	—	—	—	—	—	1,280,288

	2007	—	—	—	—	—	—	—	—

	2006	—	—	—	—	—	—	—	—

Thomas W. Bunn — former Vice Chair(9)	2008	528,817	2,217,400	43,448	558,518	—	90,324	56,532	3,495,039

	2007	525,000	—	(230,130)	771,364	250,000	156,242	248,644	1,721,120

	2006	525,000	—	1,040,936	704,152	2,275,000	146,342	250,176	4,941,606

(1)	Stock Awards and Option Awards are represented as the cost of awards over the requisite service period, as described in Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (FAS 123R) and detailed on page of KeyCorp’s 2008 Annual Report. FAS 123R defines a requisite service period as the period or periods over which an employee is required to provide service in exchange for a share-based payment.

Stock awards are granted as performance-based restricted stock or performance shares under the Long Term Incentive Compensation Plan as more fully described in the Compensation Discussion and Analysis above and the 2008 Grants of Plan-Based Awards Table below. The determination of annual compensation cost for the stock awards for each of the years shown in the above table was based on three primary factors. The first factor was the number of awards granted. The second factor was the weighted-average value of the stock awards as determined under FAS 123R, which was $14.56, $25.90, and $34.13 at year-end 2008, 2007, and 2006 respectively. In the case of the performance related awards, the third factor was the expected probability that each of the awards would meet, exceed, or fall below the performance targets. The negative adjustments for compensation cost for stock awards shown in the above table for both 2008 and 2007 resulted from lowering of probabilities relating to target performance levels together with the decline in the weighted-average value of stock awards.

(2)	Non-equity incentive plan compensation refers to annual incentive compensation as discussed in the Compensation Discussion and Analysis section found on page of this proxy statement.

(3)	No above market or preferential earnings were paid on 2008 deferred compensation. A summary of retirement plan provisions is found in the 2008 Pension Benefits Table and the 2008 Non-Qualified Deferred Compensation Table.

(4)	Meyer 2008 — Salary includes deferral of $49,431 into the Deferred Savings Plan. 2008 change in pension value and nonqualified deferred compensation earnings includes the following changes in present value: $75,451 (Cash Balance Pension Plan) and $2,198,078 (Supplemental Retirement Plan).

(5)	Weeden 2008 — Salary includes deferral of $26,654 into the Deferred Savings Plan. 2008 change in pension value and nonqualified deferred compensation earnings includes the following changes in the present value: $17,835 (Cash Balance Pension Plan) and $58,947 (Second Excess Cash Balance Plan).

(6)	Mooney 2008 — Salary includes deferral of $93,692 into the Deferred Savings Plan. 2008 change in pension value and nonqualified deferred compensation earnings includes the following changes in the present value: $15,659 (Cash Balance Pension Plan) and $53,010 (Second Excess Cash Balance Plan).

(7)	Stevens 2008 — Salary includes deferral of $47,250 into the Deferred Savings Plan. 2008 change in pension value and nonqualified deferred compensation earnings includes the following changes in the present value: $25,065 (Cash Balance Pension Plan), $18,879 (Excess Cash Balance Plan), and $76,836 (Second Excess Cash Balance Plan).

(8)	Hancock 2008 — hired as new Vice Chair in 12/2008. Bonus includes cash sign-on bonus of $1,250,000.

(9)	Bunn 2008 — Stepped down as Vice Chair in 11/2008. Salary includes deferral of $25,468 into the Deferred Savings Plan. Bonus includes retention bonus of $1,450,000 paid 12/2008 and bonus of $767,400 paid 3/2009.

2008 change in pension value and nonqualified deferred compensation earnings includes the following changes in the present value: $18,055 (Cash Balance Pension Plan) and $72,269 (Second Excess Cash Balance Plan).

ALL OTHER COMPENSATION

The following chart sets forth details of “All Other Compensation” provided by KeyCorp for 2008 as presented in the 2008 Summary Compensation Table above.

				KeyCorp
	Personal			Contributions to
	Use of	Executive	Tax	Defined	Total All Other
Name	Aircraft ($)	Benefits ($)	Reimbursements ($)	Contribution plans ($)	Compensation ($)

Henry L. Meyer(1)	—	22,389	3,984	63,231	89,604
Jeffrey B. Weeden(2)	—	4,682	—	50,412	55,094
Beth E. Mooney(3)	—	10,944	4,041	73,717	88,702
Thomas C. Stevens(4)	—	8,062	2,912	56,412	67,386
Peter D. Hancock(5)	—	—	—	—	—
Thomas W. Bunn(6)	—	10,336	2,427	43,769	56,532

(1)	Meyer — Executive benefits and tax reimbursements include the following: $3,426 (club dues), $2,961 (disability insurance), $1,261 (security system), $14,741 (financial planning), $2,912 (tax reimbursement on club dues), and $1,072 (tax reimbursement on security system). Defined contribution plan company contributions include $13,800 (KeyCorp 401(k) Savings Plan) and $49,431 (KeyCorp Deferred Savings Plan).

(2)	Weeden — Executive benefits include the following: $2,182 (disability insurance) and $2,500 (financial planning). Defined contribution plan company contributions include $13,800 (KeyCorp 401(k) Savings Plan), $32,112 (KeyCorp Deferred Savings Plan) and $4,500 (Annual Incentive Restricted Stock).

(3)	Mooney — Executive benefits and tax reimbursements include the following: $3,426 (club dues), $5,000 (financial planning), $2,518 (executive health program), $2,912 (tax reimbursement on club dues), and $1,129 (tax reimbursement on executive health program). Defined contribution plan company contributions include $13,800 (KeyCorp 401(k) Savings Plan), $46,979 (KeyCorp Deferred Savings Plan) and $12,938 (Annual Incentive Restricted Stock).

(4)	Stevens — Executive benefits and tax reimbursements include the following: $3,426 (club dues), $2,961 (disability insurance), $1,675 (financial planning), and $2,912 (tax reimbursement on club dues). Defined contribution plan company contributions include $13,800 (KeyCorp 401(k) Savings Plan), $38,112 (KeyCorp Deferred Savings Plan) and $4,500 (Annual Incentive Restricted Stock).

(5)	Hancock — no other compensation earned for 2008.

(6)	Bunn — Executive benefits and tax reimbursements include the following: $2,855 (club dues), $2,481 (disability insurance), $5,000 (financial planning), and $2,427 (tax reimbursement on club dues). Defined contribution plan company contributions include $13,800 (KeyCorp 401(k) Savings Plan), $25,469 (KeyCorp Deferred Savings Plan) and $4,500 (Annual Incentive Restricted Stock).

Notes:

Executive Benefits = Club Dues, Disability Insurance, Financial Planning, Security Systems, and Executive Health Program

2008 GRANTS OF PLAN-BASED AWARDS TABLE

									All Other
								All Other	Option
								Stock	Awards:	Exercise
								Awards:	Number of	or Base	Grant Date
		Estimated Possible Payouts Under			Estimated Future Payouts			Number of	Securities	Price of	Fair Value of
		Non-Equity Incentive Plan			Under Equity Incentive Plan			Shares of	Underlying	Option	Stock and
	Grant	Awards ($)			Awards (#)			Stock or	Options	Awards	Option
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units (#)	(#)	($/Sh)	Awards(1)

Henry L. Meyer	1/1/08	1,130,000	2,260,000	4,520,000	—	—	—	—	—	—	—
	2/21/08	—	—	—	27,139	54,277	108,554	—	—	—	1,250,000
	2/21/08	—	—	—	—	—	—	54,277	—	—	1,250,000
	7/25/08	—	—	—	—	—	—	—	500,000	11.16	845,000
Jeffrey B. Weeden	1/1/08	300,000	600,000	1,200,000	—	—	—	—	—	—	—
	2/21/08	—	—	—	9,499	18,997	37,994	—	—	—	437,500
	2/21/08	—	—	—	—	—	—	18,997	—	—	437,500
	5/15/08	—	—	—	—	—	—	39,857	—	—	1,000,012
	7/25/08	—	—	—	—	—	—	—	175,000	11.16	295,750
	9/18/08	—	—	—	—	—	—	37,908	—	—	500,006
Beth E. Mooney	1/1/08	500,000	1,000,000	2,000,000	—	—	—	—	—	—	—
	2/21/08	—	—	—	9,499	18,997	37,994	—	—	—	437,500
	2/21/08	—	—	—	—	—	—	18,997	—	—	437,500
	7/25/08	—	—	—	—	—	—	—	175,000	11.16	295,750
	9/18/08	—	—	—	—	—	—	113,723	—	—	1,500,006
Thomas C. Stevens	1/1/08	300,000	600,000	1,200,000	—	—	—	—	—	—	—
	2/21/08	—	—	—	9,499	18,997	37,994	—	—	—	437,500
	2/21/08	—	—	—	—	—	—	18,997	—	—	437,500
	7/25/08	—	—	—	—	—	—	—	175,000	11.16	295,750
	9/18/08	—	—	—	—	—	—	37,908	—	—	500,006
Peter D. Hancock	12/1/08	—	—	—	—	—	—	—	—	—	—
Thomas W. Bunn	1/1/08	822,500	1,645,000	3,290,000	—	—	—	—	—	—	—
	2/21/08	—	—	—	8,847	17,694	35,388	—	—	—	407,500
	2/21/08	—	—	—	—	—	—	17,694	—	—	407,500

(1)	Grant date fair value of options is valued at the FAS 123(R) valuation for options on 7/25/08 of $1.69.

Annual Incentive Compensation (Non-Equity Incentive Plan Awards) — Detailed in the table above “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)” the 2008 net income before taxes was negative; therefore the annual incentive pool shareholder-approved plan (which maximum aggregate incentive opportunity was limited to 1.4% of net income before taxes) was not funded and there were no payouts to the CEO and his direct reports.

Under KeyCorp’s 2008 Annual Incentive Plan, the Compensation Committee assigned weights to the following performance factors relative to plan: economic profit added (EPA), earnings per share (EPS) and return on equity (ROE). In establishing goals for each factor, the Compensation Committee considered KeyCorp’s 2008 operating plan, the outlook for the industry and KeyCorp’s peer group, and the median performance of peer companies during the preceding 3- and 5-year periods. At year-end, the Compensation Committee compared KeyCorp’s performance relative to each target as follows — if actual performance is:

•	Not achieved at a factor’s threshold level, the factor will not fund.

•	Achieved at a factor’s threshold level, 50% of that factor’s payout will fund.

•	Achieved at a factor’s target level, 100% of that factor’s payout will fund.

•	Achieved at the factor’s maximum level, 200% of that factor’s payout will fund.

Performance for each factor is interpolated on a linear basis.

These three metrics have been utilized since 2004. However, given the volatility in the capital markets and its impact on the cost of capital, the weighting for EPA was reduced from 25% to 15% with the reduction added to ROE in 2008. In 2008 the performance ranges were also broadened to account for industry volatility. The Compensation Committee may adjust payouts for changes in accounting rules, gains from the sales of subsidiaries or assets outside the ordinary course of business, or a restructuring or other non-recurring charge or adjustment. Based on all factors, the Compensation Committee funds a pool that will establish a payout percentage between 0% and 200% for performance results relative to the achievement of the annual goals set by the Compensation Committee. The Compensation Committee may increase or decrease that percentage by as much as 30% up or down to account for factors previously discussed. Additionally, the Committee may establish a pool at 25% (or higher or lower in its sole discretion) if Key has not met minimum performance goals.

To determine annual incentive award payouts to the CEO and his direct reports under the shareholder-approved plan, the Compensation Committee considers his or her target compensation, achievement of or progress toward the individual performance goals established under the Incentive Plan, and his or her contribution to the achievement of KeyCorp’s financial and strategic objectives. The awards to the CEO and his direct reports based on the performance measures established under the Incentive Plan may not exceed the maximum aggregate incentive opportunity established under the shareholder-approved plan (which maximum aggregate incentive opportunity was limited to 1.4% often income before taxes).

Long-Term (Equity-Based) Incentive Compensation — The three long-term incentive compensation plan performance cycles in progress are: 2006-2008, 2007-2009, and 2008-2010. A description of the Long-Term Incentive Compensation plan design and performance metrics can be viewed in the Compensation and Discussion Analysis on pages    of this proxy statement.

The design features of the 2006-2008 performance cycle are:

•	50% of the long-term compensation opportunities are awarded as stock options,

•	25% of the long-term compensation opportunities are awarded as performance-based restricted stock,

•	25% of the long-term compensation opportunities are awarded as cash-performance restricted stock.

The vesting schedule for the 2006-2008 cycle is:

•	stock options vest 1/3 each year for 3 years,

•	performance based and cash-performance shares cliff vest three years from their grant date to the extent KeyCorp achieves defined performance goals. Executives forfeited all performance shares for 2006-2008, since KeyCorp did not achieve the performance goals.

The design features of the 2007-2009 performance cycle are:

•	50% of the long-term compensation opportunities are awarded as stock options,

•	50% of the long-term compensation opportunities are awarded as cash-performance restricted stock.

The vesting schedule for the 2007-2009 cycle is:

•	stock options vest 1/3 each year for 3 years,

•	cash-performance shares cliff vest three years from the grant date to the extent KeyCorp achieves defined performance goals. Executives will forfeit performance shares if KeyCorp does not meet the performance goals.

The design features of the 2008-2010 cycle are:

•	50% of the long-term compensation opportunities are awarded as stock options as shown in the table above “All other option awards: number of securities underlying options (#),” granted July 25, 2008,

•	25% of the long-term compensation opportunities are awarded as time-lapsed restricted stock as shown in the table above “All other stock awards: number of shares of stock or units (#),” granted February 21, 2008,

•	25% of the long-term compensation opportunities are awarded as cash-performance restricted stock as shown in the table above “Estimated Future Payouts Under Equity Incentive Plan Awards (#),” granted February 21, 2008.

The vesting schedule for the 2008-2010 cycle is:

•	stock options vest 1/3 each year for 3 years,

•	time lapsed restricted stock cliff vests three years from its grant date, with no tie to KeyCorp’s performance.

•	cash-performance shares cliff vest three years from their grant date to the extent KeyCorp achieves defined performance goals. Executives will forfeit performance shares if KeyCorp does not achieve the performance goals.

Due to the announced departure of Mr. Bunn, he did not receive stock options in July 2008 and the restricted stock granted in February 2008 will vest on a pro-rata basis based on his eligible retirement status. All other cycles that have not vested to-date for Mr. Bunn will follow the terms of each Award Instrument under which the awards were granted.

In order to enhance the retention value in uncertain market conditions, as referenced in the Compensation and Discussion Analysis on pages    of this proxy statement, the Compensation Committee approved 2008 retention restricted stock awards as follows:

•	May 15, 2008, Mr. Weeden received a time-lapsed restricted stock award as shown in the table above “All other option awards: number of shares of stock or units (#)” valued at $1,000,000. The grant has a three year cliff vesting provision, and there is no acceleration of vesting due to change in control.

•	September 18, 2008, Mr. Weeden, Mr. Stevens and Ms. Mooney received a time-lapsed restricted stock award as shown in the table above “All other stock awards: number of shares of stock or units (#).” The grant has a three year cliff vesting provision, and there is no acceleration vesting due to change in control.

Impact of Change of Control  — The named executive officers change of control agreements and the CEO Employment Agreement are discussed on pages    to   of this proxy statement.

2008 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table provides information regarding outstanding equity award grants held at December 31, 2008 by each of the executive officers named in the 2008 Summary Compensation Table.

						Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
								Awards:	Payout
								Number of	Value of
		Option Awards					Market	Unearned	Unearned
		Number of	Number of			Number of	Value	Shares,	Shares,
		Securities	Securities			Shares or	of Shares	Units or	Units or
		Underlying	Underlying			Units of	or Units of	Other	Other
		Unexercised	Unexercised	Option	Option	Stock That	Stock That	Rights That	Rights That
		Options (#)	Options (#)	Exercise	Expiration	Have not	Have not	Have not	Have not
Name	Grant Date	Exercisable	Unexercisable(1)	Price ($)	Date	Vested (#)(2)	Vested ($)	Vested (#)(3)	Vested ($)

Henry L. Meyer	1/13/1999	85,000	—	30.7500	1/13/2009	—	—	—	—
	1/13/1999	25,000	—	40.0000	1/13/2009	—	—	—	—
	1/13/1999	25,000	—	45.0000	1/13/2009	—	—	—	—
	1/13/1999	25,000	—	50.0000	1/13/2009	—	—	—	—
	1/18/2000	47,300	—	21.2500	1/18/2010	—	—	—	—
	11/15/2000	100,000	—	22.9375	11/15/2010	—	—	—	—
	1/17/2001	400,000	—	28.2500	1/17/2011	—	—	—	—
	1/17/2002	400,000	—	24.6050	1/17/2012	—	—	—	—
	7/17/2003	400,000	—	25.6400	7/17/2013	—	—	—	—
	7/23/2004	260,000	—	29.2700	7/23/2014	—	—	—	—
	7/22/2005	300,000	—	34.3950	7/22/2015	—	—	—	—
	7/21/2006	173,334	86,666	36.3700	7/21/2016	—	—	—	—
	7/20/2007	95,334	190,666	36.2000	7/20/2017	—	—	—	—
	7/25/2008	—	500,000	11.1600	7/25/2018	—	—	—	—
	Aggregate non-option awards	—	—	—	—	54,277	462,440	188,055	1,602,229
Jeffrey B. Weeden	7/17/2003	100,000	—	25.6400	7/17/2013	—	—	—	—
	7/23/2004	85,000	—	29.2700	7/23/2014	—	—	—	—
	7/22/2005	85,000	—	34.3950	7/22/2015	—	—	—	—
	7/21/2006	60,000	30,000	36.3700	7/21/2016	—	—	—	—
	7/20/2007	33,334	66,666	36.2000	7/20/2017	—	—	—	—
	7/25/2008	—	175,000	11.1600	7/25/2018	—	—	—	—
	Aggregate non-option awards	—	—	—	—	98,488	839,118	61,755	526,153
Beth E. Mooney	5/1/2006	83,334	41,666	37.5900	5/1/2016	—	—	—	—
	7/20/2007	35,000	70,000	36.2000	7/20/2017	—	—	—	—
	7/25/2008	—	175,000	11.1600	7/25/2018	—	—	—	—
	Aggregate non-option awards	—	—	—	—	137,682	1,173,051	50,053	426,452

						Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
								Awards:	Payout
								Number of	Value of
		Option Awards					Market	Unearned	Unearned
		Number of	Number of			Number of	Value	Shares,	Shares,
		Securities	Securities			Shares or	of Shares	Units or	Units or
		Underlying	Underlying			Units of	or Units of	Other	Other
		Unexercised	Unexercised	Option	Option	Stock That	Stock That	Rights That	Rights That
		Options (#)	Options (#)	Exercise	Expiration	Have not	Have not	Have not	Have not
Name	Grant Date	Exercisable	Unexercisable(1)	Price ($)	Date	Vested (#)(2)	Vested ($)	Vested (#)(3)	Vested ($)

Thomas C. Stevens	1/17/2001	150,000	—	28.2500	1/17/2011	—	—	—	—
	1/17/2002	75,000	—	24.6050	1/17/2012	—	—	—	—
	7/17/2003	125,000	—	25.6400	7/17/2013	—	—	—	—
	7/23/2004	97,000	—	29.2700	7/23/2014	—	—	—	—
	7/22/2005	100,000	—	34.3950	7/22/2015	—	—	—	—
	7/21/2006	66,667	33,333	36.3700	7/21/2016	—	—	—	—
	7/20/2007	33,334	66,666	36.2000	7/20/2017	—	—	—	—
	7/25/2008	—	175,000	11.1600	7/25/2018	—	—	—	—
	Aggregate non-option awards	—	—	—	—	58,631	499,536	67,965	579,062
Peter D. Hancock	—	—	—	—	—	—	—	—	—
Thomas W. Bunn	7/17/2003	125,000	—	25.6400	7/17/2013	—	—	—	—
	7/23/2004	105,000	—	29.2700	7/23/2014	—	—	—	—
	7/22/2005	105,000	—	34.3950	7/22/2015	—	—	—	—
	7/21/2006	70,000	35,000	36.3700	7/21/2016	—	—	—	—
	7/20/2007	38,691	77,380	36.2000	7/20/2017	—	—	—	—
	Aggregate non-option awards	—	—	—	—	19,420	165,458	70,863	603,753

(1) Option Awards	Option awards vest based on a 1/3 per year vesting schedule. The stock value was $8.52 as of 12/31/08, therefore the current stock value was less than the option exercise price for all grants for the CEO and all other named executive officers on that date.
7/21/2006 Grant — Unvested options will vest on 7/21/2009.
7/20/2007 Grant — 1/2 of unvested options will vest on 7/20/2009; 1/2 of unvested options will vest on 7/20/2010.
7/25/2008 Grant — 1/3 of unvested options will vest on 7/25/2009; 1/3 of unvested options will vest on 7/25/2010; 1/3 of unvested options will vest on 7/25/2011.
5/1/2006 Grant (Mooney) — Unvested options will vest on 5/1/2009.
(2) Stock Awards	Time-lapsed restricted stock will vest 3 years from the grant date as shown in (2) in the table above.
At the time of the award the 2006 grant was valued at $35.415, the 2007 grant was valued at $39.75, and the 2008 grant was valued at $23.03.
Performance-based restricted stock and cash performance awards will vest 3 years from grant date to the extent performance requirements are met as shown in (3) in the table above.

As of 12/31/08 the equity incentive award value of these grants was 63% to 79% less than the value of the award at the grant date. Below is the detail of both the time-lapsed and performance-based awards for each named officer as of December 31, 2008.
Meyer — 28,237 performance-based restricted shares and 28,237 cash performance shares will vest 2/7/09; 26,990 performance-accelerated shares will vest 12/31/09; 50,314 cash performance shares will vest 2/20/10; 54,277 time-lapsed restricted shares and 54,277 cash performance shares will vest 2/21/2011.
Weeden — 9,883 performance-based restricted shares and 9,883 cash performance shares will vest 2/7/09; 5,382 performance-accelerated restricted shares will vest 12/31/09; 17,610 cash performance shares will vest 2/20/10; 18,997 time-lapsed restricted shares and 18,997 cash performance shares will vest 2/21/2011; 1,726 time-lapsed restricted shares, 1/3 of unvested shares will vest on 3/7/2009; 1/3 of unvested shares will vest on 3/7/2010; 1/3 of unvested shares will vest on 3/7/2011; 39,857 time-lapsed restricted shares will vest 5/15/2011; 37,908 time-lapsed restricted shares will vest 9/18/2011.
Mooney — 7,981 performance-based restricted shares and 7,981 cash performance shares will vest 5/1/09; 15,094 cash performance shares will vest 2/20/10; 18,997 time-lapsed restricted shares and 18,997 cash performance shares will vest 2/21/2011; 4,962 time-lapsed restricted shares, 1/3 of unvested shares will vest on 3/7/2009; 1/3 of unvested shares will vest on 3/7/2010; 1/3 of unvested shares will vest on 3/7/2011; 113,723 time-lapsed restricted shares will vest 9/18/2011.
Stevens — 10,589 performance-based restricted shares and 10,589 cash performance shares will vest 2/7/09; 10,180 performance-accelerated restricted shares will vest 12/31/09; 17,610 cash performance shares will vest 2/20/10; 18,997 time-lapsed restricted shares and 18,997 cash performance shares will vest 2/21/2011; 1,726 time-lapsed restricted shares, 1/3 of unvested shares will vest on 3/7/2009; 1/3 of unvested shares will vest on 3/7/2010; 1/3 of unvested shares will vest on 3/7/2011; 37,908 time-lapsed restricted shares will vest 9/18/2011.
Hancock — No shares outstanding.
Bunn — 11,471 performance-based restricted shares and 11,471 cash performance shares will vest 2/7/09; 9,787 performance-accelerated restricted shares will vest 12/31/09; 20,440 cash performance shares will vest 2/20/10; 17,694 time-lapsed restricted shares and 17,694 cash performance shares will vest 2/21/2011; 1,726 time-lapsed restricted shares, 1/3 of unvested shares will vest on 3/7/2009; 1/3 of unvested shares will vest on 3/7/2010; 1/3 of unvested shares will vest on 3/7/2011.

2008 OPTION EXERCISES AND STOCK VESTED TABLE

The following table provides information regarding exercises of stock options and vesting of restricted stock during the year ended December 31, 2008, by the executive officers named in the Summary Compensation Table, along with the value of such officers’ exercised stock options or vested shares upon exercise or vesting.

	Option Awards		Stock Awards
	Number of Shares	Value	Number of Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise (#)	Exercise ($)	Vesting (#)	Vesting ($)

Henry L. Meyer	—	—	43,822	1,051,947
Jeffrey B. Weeden	—	—	14,238	341,783
Beth E. Mooney	—	—	—	—
Thomas C. Stevens	—	—	16,428	394,354
Peter D. Hancock	—	—	—	—
Thomas W. Bunn	—	—	17,804	427,385

2008 PENSION BENEFITS TABLE

The following table presents an estimation of the actuarial present value of the benefits payable under each pension plan in which an executive named in the 2008 Summary Compensation Table participates along with their applicable years of service.

		Number Of Years	Present value of
		Credited	accumulated
Name	Plan Name	Service (#)	benefit* ($)(1)

Henry L. Meyer	Cash Balance Pension Plan	36	997,569
	Second Supplemental Retirement Plan	36	17,383,509
Jeffrey B. Weeden	Cash Balance Pension Plan	6	78,111
	Second Excess Cash Balance Plan	6	282,311
Beth E. Mooney	Cash Balance Pension Plan	2	25,527
	Second Excess Cash Balance Plan	2	53,010
Thomas C. Stevens	Cash Balance Pension Plan	12	188,291
	Excess Cash Balance Plan	12	399,270
	Second Excess Cash Balance Plan	12	324,595
Peter D. Hancock	Cash Balance Pension Plan	<1	0
	Second Excess Cash Balance Plan	<1	0
Thomas W. Bunn	Cash Balance Pension Plan	6	82,770
	Second Excess Cash Balance Plan	6	586,941

(1)	The estimated actuarial present value of the accumulated benefit in the Second Supplemental Retirement Plan is calculated based on age 65 normal retirement benefits discounted at a 5.75% in accordance with Statement of Financial Accounting Standard No. 87 as detailed on page of Key’s 2008 Annual Report. The values presented for the Cash Balance Pension, Excess Cash Balance and the Second Excess Cash Balance Plans represent the respective account balances as of 12/31/08.

KeyCorp Cash Balance Pension Plan  After one year of employment, all employees who are at least 21 years old and have at least 1000 hours of service, including full and part time employees of KeyCorp and its participating subsidiaries participate in the KeyCorp Cash Balance Pension Plan. The Cash Balance Pension Plan is a defined benefit plan that provides a quarterly benefit accrual for each plan participant based on the participant’s years of “vesting service” and “compensation.” For purposes of the Cash Balance Pension Plan, eligible compensation generally means the entire amount of compensation paid to employees by reason of their employment as employees of KeyCorp, as reported for federal income tax purposes, including elective deferrals under the KeyCorp 401(k) Savings Plan and KeyCorp Flexible Benefits Plan. However, amounts attributable, for example, to exercise of stock appreciation rights and/or stock options, non-cash remuneration, moving expenses, relocation bonuses, fringe benefits, deferred compensation, lump sum severance payments, signing bonuses or any funds paid following termination or retirement from KeyCorp are excluded from the plan’s definition of compensation. KeyCorp has established a bookkeeping account in each participant’s name which is credited with KeyCorp’s contributions on a quarterly basis for each quarter in which the participant remains employed by KeyCorp and works a minimum of 250 hours during that quarter. Participants’ Plan accounts are also credited with interest credits on a daily basis. The Cash Balance Pension Plan requires 3 years of service for vesting.

KeyCorp Excess Cash Balance and Second Excess Cash Balance Pension Plans  In addition to the KeyCorp Cash Balance Pension Plan, KeyCorp also maintains the KeyCorp Excess Cash Balance Pension Plan and the Second Excess Cash Balance Pension Plan, which KeyCorp refers to as the Excess Plans. The Excess Plans provide all salary grade or equivalent 86 and above with the pension plan benefit that would have been accrued under the Cash Balance Pension Plan “but for” the compensation limits of Section 401(a)(17) and benefit accrual limits of Section 415 of the Internal Revenue Code. Ms. Mooney and Messrs. Stevens, Bunn, Hancock and Weeden currently participate in the Excess and/or Second Excess Plans. To be eligible for an early retirement benefit under the Excess Plans, a participant must be age 55 with a minimum of 5 years of “vesting service” (as defined in the plan) or must be “terminated under limited circumstances” with a minimum of 25 years of service, provided the participant executes a non-compete and non-solicitation agreement with KeyCorp.

KeyCorp Second Supplemental Retirement Plan  The KeyCorp Second Supplemental Retirement Plan provides a grandfathered group of KeyCorp officers with a supplemental retirement benefit that is in addition to the benefit that the participant is otherwise eligible to receive under the Cash Balance Pension Plan. The supplemental retirement plans were frozen to new participants in 1995; the plan currently maintains two active participants including Mr. Meyer. Participants in the Second Supplemental Retirement Plan are not eligible to participate in the KeyCorp Excess Cash Balance Plans. The Second Supplemental Retirement Plan provides participants with a plan benefit which equals a percentage of the participant’s “final average compensation” based on years of service and is combined with the participant’s pension plan benefit and age 65 social security benefits. Eligible compensation generally means base salary and incentive compensation (short and long-term) paid to employees by reason of their employment with KeyCorp, as reported for federal income tax purposes, or the money which would have been paid but for the employee’s pre-tax deferrals to the KeyCorp 401(k) Savings Plan and benefit elections under the KeyCorp Flexible Benefits Plan and amounts deferred under the various KeyCorp-sponsored deferred compensation plans. However, amounts attributable, for example, to exercise of stock appreciation rights and/or stock options, noncash remuneration, moving expenses, relocation bonuses, signing bonuses, fringe benefits, lump sum severance payments, or any funds paid following termination or retirement from KeyCorp are excluded from the plan’s definition of compensation. For purposes of the Second Supplemental Retirement Plan, the term “final average compensation” means the annual average of the participant’s highest aggregate “compensation” (as defined in the plan) for any period of 5 consecutive years during the 10 year period preceding the participant’s termination date. For Mr. Meyer, the term “final average compensation” includes long term incentive awards comprised of up to 50% of vested restricted stock shares valued at the grant price. Mr. Meyer meets the plan’s vesting requirements.

2008 NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table shows the deferred compensation activity for the executives named in the 2008 Summary Compensation Table. All executive nonqualified and KeyCorp contributions to each plan are also included in current year compensation presented in the 2008 Summary Compensation Table.

							Amount of
							Aggregate
							Balance at
							Last FYE
							Also Reported
			KeyCorp	Aggregate		Aggregate	in Prior Years’
		Executive	Contributions	Earnings	Aggregate	Balance	Summary	Plan
		Contributions in	in Last	in Last	Withdrawals/	at Last	Compensation	Entry
Name	Plan	Last FY ($)	FY ($)(1)	FY ($)(2)	Distributions ($)	FYE ($)(3)	Tables ($)(4)	Date(5)

Henry L. Meyer	Deferred Savings Plan	49,431	49,431	(3,003,665)	—	4,258,237	7,163,041	1987
	Automatic Deferral Plan	—	—	(422,891)	588,816	252,123	1,263,830	1999
Jeffrey B. Weeden	Deferred Savings Plan	32,112	32,112	(275,741)	—	293,230	504,748	2002
	Automatic Deferral Plan	—	—	(92,245)	136,989	182,611	283,956	2002
Beth E. Mooney	Deferred Savings Plan	188,048	46,979	(204,274)	—	379,191	348,438	2006
	Automatic Deferral Plan	—	—	(80,755)	60,737	49,795	191,287	2006
	Deferred Bonus Plan	—	—	(331,028)	—	212,060	543,088	2006
Thomas C. Stevens	Deferred Savings Plan	63,779	38,112	(959,184)	—	1,941,835	2,799,128	1996
	Automatic Deferral Plan	—	—	(90,285)	135,514	53,514	279,313	1999
Peter D. Hancock	Deferred Savings Plan	—	—	—	—	—	—	—
Thomas W. Bunn	Deferred Savings Plan	25,468	25,468	(1,533,177)	—	2,854,221	4,336,460	2002
	Automatic Deferral Plan	—	—	(294,615)	433,043	174,918	902,577	2002

(1)	KeyCorp contributions in last FY are reflected in the 2008 Summary Compensation Table “All Other Compensation” on page XX of this proxy statement.

(2)	Aggregate earnings in last FY are not reflected in the 2008 Summary Compensation Table “All Other Compensation” on page XX of this proxy statement because the earnings are not preferential or above market. Decline in stock market returns and KeyCorp stock price resulted in negative earnings.

(3)	Aggregate balance at last FYE represents total ending account balance (employee and company balances) at 12/31/08. The 2007 year’s aggregate balance at last FYE plus all 2008 contributions, earnings and withdrawals/distributions equals the 12/31/08 total ending account balance. Peter Hancock did not elect to defer in 2008 into the Deferred Savings Plan and he will not participate in the Automatic Deferral Plan because it was replaced by the Annual Incentive paid in Restricted Stock Award in 2008.

(4)	Amount of aggregate balance at last FYE also reported in prior years’ Summary Compensation Tables represents 12/31/07 aggregate balances reported in the 2007 Nonqualified Deferred Compensation Table. Deferred Savings Plan balances incorporate aggregate balances from the Second Excess 401(k) and Second Deferred Compensation Plans which were merged into the Deferred Savings Plan effective 12/31/06.

(5)	Plan entry date represents the original entry date from the Second Excess 401(k) and/or Second Deferred Compensation Plan which were merged into the Deferred Savings Plan effective 12/31/2006.

Deferred Savings Plan  The Deferred Savings Plan was designed in order to consolidate and simplify KeyCorp’s voluntary deferred compensation programs, which became redundant in design after plan amendments related to the American Jobs Creation Act were implemented. All balances from the Second Excess 401(k) Plan, Second Deferred Compensation Plan and the predecessor plans were merged into the Deferred Savings Plan effective 12/31/06. The Deferred Savings Plan provides employees in a salary grade equivalent of 86 and above with a nonqualified retirement benefit which is generally reflective of the retirement benefit that they would have been entitled to receive under the tax-qualified KeyCorp 401(k) Savings Plan, but for the various limitations contained in the Internal Revenue Code. The Deferred Savings Plan is an unfunded plan and the value of plan benefits is reflected on a bookkeeping basis on KeyCorp’s general ledger. Eligible employees may defer up to 50% of base salary and up to 100% of incentive compensation awarded under a KeyCorp sponsored incentive compensation plan and receive a dollar for dollar company match on their contributions up to 6% of pay. The company match vests after three years of service. Employee monies can be invested on a bookkeeping basis in funds mirroring those in the 401(k) Savings Plan as well as an interest bearing fund. The employer match is invested on a bookkeeping basis in the KeyCorp Common Stock Fund. Vested balances are distributed upon retirement or termination as follows:

•	If a participant’s vested plan account balance equals or exceeds $50,000, it will be distributed based on an election for a 5, 10 or 15 year installment payment. If no election is made a default ten year installment applies.

•	If a participant’s vested plan account balance as of termination or retirement is under $50,000, it will be distributed as an automatic cash-out as a single lump sum cash payment.

•	The CEO and all named executive officers as well as any other employee who meets the IRS 409A definition of a “key” employee will have their distribution held for 6 months, as required.

Automatic Deferral Plan   The Annual Incentive paid in Restricted Stock Awards (referenced in the 2008 Grants of Plan-Based Awards Table) replaced the Automatic Deferral Plan in 2008. Distributions will continue under the Automatic Deferral Plan through 2010, at which point account balances will be depleted.

Deferred Bonus Plan  The KeyCorp Deferred Bonus Plan has been designed to provide selected candidates with a mandatory deferral vehicle for signing bonus awards that are subject to a vesting requirement. While deferred under the Plan, the deferred bonus award is invested on a bookkeeping basis in the KeyCorp Phantom Common Stock Account, and is able to grow in value as KeyCorp’s stock grows in value. Participants are fully vested in their deferred bonus award upon completion of three years of vesting service. Upon vesting, participants receive an automatic lump sum payment of their vested bonus award in KeyCorp Common Shares, less applicable taxes, unless they have elected to have their deferred bonus awards transferred to the KeyCorp Deferred Savings Plan.

EMPLOYMENT AND SEVERANCE ARRANGEMENTS

KeyCorp is party to an employment agreement with Mr. Meyer and change of control agreements with certain of its other senior officers, including Ms. Mooney and Messrs. Stevens, Hancock and Weeden and may be impacted by the American Recovery and Reinvestment Act of 2009 (“ARRA”). The agreements were modified November 14, 2008 as a condition of KeyCorp’s participation in the federal government’s Capital Purchase Program.

KeyCorp entered into a Letter Agreement with Mr. Bunn on August 5, 2008. The agreement outlines Mr. Bunn’s retention and transition responsibilities as well as the details of his retention payment, 2008 bonus award and long-term incentive payments. The agreement describes the disposition of Mr. Bunn’s accumulated retirement, deferred compensation, health and welfare benefits. Mr. Bunn is required to comply with KeyCorp’s confidentiality/non-disparagement terms and may not engage in competitive activity through August 31, 2009 or solicit or hire KeyCorp employees through June 30, 2010.

Severance payments for individuals who had change of control agreements prior to January 1, 2006 include 50% of the officer’s average long-term incentive compensation in the severance computation, and severance payments for recipients who received agreements after this date (including Ms. Mooney and Mr. Hancock) do not include any payment with respect to long-term incentive compensation. Effective January 1, 2008, the change of control agreements were amended to conform to the requirements of Section 409A of the Internal Revenue Code. Effective November 18, 2008, the agreements were modified to ensure that KeyCorp will not provide a golden parachute in the event of involuntary termination. The golden parachute prohibition requires Keycorp to limit payments to less than three times the senior executive’s “base amount” which is the covered executive’s average reportable income over the past years. The new agreements ensure that the incentive compensation plans for senior executives do not encourage unnecessary and excessive risks that threaten the value of KeyCorp. There is a required clawback of any bonus or incentive compensation paid to a senior executive based on statements of earnings, gains or other criteria that are later proven to be materially inaccurate. Finally, KeyCorp may not deduct any executive compensation in excess of $500,000 for each senior executive.

Employment Agreement with Mr. Meyer.  KeyCorp originally entered into the employment agreement with Mr. Meyer on May 15, 1997. As noted , it was most recently amended on November 18, 2008 to comply with Capital Purchase Program requirements detailed above. Pursuant to the Employment Agreement, Mr. Meyer is to be employed by KeyCorp as its Chairman, President, and Chief Executive Officer for a constantly renewing three-year term at a base salary of not less than $1,000,000 per annum plus full participation in all incentive and other compensatory plans available generally to KeyCorp’s executive officers. Effective January 1, 2008, the Employment Agreement was amended to conform to the requirements of Section 409A of the Internal Revenue Code. In addition, the Agreement was modified to clarify the disability provisions in conjunction with the benefit changes made to KeyCorp’s long term disability program and to provide Mr. Meyer, upon his termination (provided his termination is not the result of a termination for cause, a non-approved retirement/resignation, or by reason of his death or disability) with continued vesting in long term stock awards that may be granted to him after January 1, 2008.

Severance Payable Upon Involuntary Termination

If Mr. Meyer’s employment is terminated by KeyCorp without cause at any time, he is entitled to the following:

•	an amount equal to three times the sum of his base salary plus his average annual incentive and 50% of his average long-term incentive compensation in a lump sum within 30 days after the termination;

•	the benefit of continuing participation in all KeyCorp retirement and savings plans through the third anniversary of the termination;

•	a lump sum payment equal to the amount of company contributions Mr. Meyer would have received under the KeyCorp Deferred Savings Plan as if he had deferred 6% of base salary plus incentive compensation for the three-year period following termination of employment;

•	the benefit of continuing medical, disability, and group term life insurance coverage through the third anniversary of the termination;

•	all stock options (other than so-called “performance options,” which are options that vest or become exercisable only if certain stock price and/or financial performance tests are achieved) become fully exercisable;

•	restricted stock vests upon termination if Mr. Meyer is involuntarily terminated from KeyCorp within two years after the change of control; and

•	specified other benefits (club dues, office space, secretarial support, and tax preparation assistance for a five year period and meeting fees and expenses if Mr. Meyer attends the annual meeting of shareholders of KeyCorp at the request of the Chief Executive Officer).

Severance Payable Upon Constructive Termination

The same severance benefits as described above are payable under Mr. Meyer’s agreement if his employment is constructively terminated. Under the Employment Agreement, Mr. Meyer may consider himself constructively terminated if at any time:

•	his base salary is reduced other than in connection with an across-the-board salary reduction applicable to all executive officers of KeyCorp, or he is excluded from full participation in any incentive or other compensatory plan applicable to executive officers;

•	he is demoted or removed from office;

•	KeyCorp requests his resignation or retirement at a time when KeyCorp does not have grounds to terminate his employment for cause; or

•	his principal place of employment is relocated outside of the Cleveland metropolitan area.

Severance Upon Constructive Termination After a Change of Control

The same severance benefits as described above are also payable under Mr. Meyer’s agreement if his employment is constructively terminated after a change in control. Mr. Meyer may consider himself constructively terminated if, after a “change of control,” as defined below:

•	his base salary is reduced or he is excluded from full participation in any incentive or other compensatory plan that was available to him during the one-year period prior to the change of control;

•	the annual incentive compensation paid to him or the equity compensation opportunities provided to him during the two year period immediately following the change of control is less than his average annual incentive compensation or the equity compensation opportunities provided to him before the change of control;

•	his position, duties, and responsibilities are materially reduced;

•	he is unable to continue to carry out his responsibilities and duties as Chairman of the Board and Chief Executive Officer; or

•	the headquarters of the surviving entity is outside of the Cleveland metropolitan area.

Definition of Cause

Under the Employment Agreement, KeyCorp will have “cause” to terminate Mr. Meyer’s employment before a change of control if he commits a felony, acts dishonestly in a way that is materially inimical to the best interests of KeyCorp, competes with KeyCorp, abandons and consistently fails to attempt to perform his duties, or if a bank regulatory agency issues a final order requiring KeyCorp to terminate or suspend his employment. KeyCorp will have “cause” to terminate Mr. Meyer’s employment after a change of control if he is convicted of a felony, acts dishonestly and feloniously in a way that is materially inimical to the best interests of KeyCorp, competes with KeyCorp or if a bank regulatory agency issues a final order requiring KeyCorp to terminate or suspend his employment.

Definition of Change of Control

A change of control will have occurred if any other corporation owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of KeyCorp, if KeyCorp is merged with another corporation and less than 65% of the outstanding shares of the new corporation were issued in exchange for KeyCorp stock, if any person becomes the beneficial owner of 35% or more of the outstanding voting stock of KeyCorp, if KeyCorp’s incumbent directors no longer constitute at least 51% of any surviving corporation, or if substantially all of KeyCorp’s assets are sold, leased exchanged or transferred in one or a series of transactions.

Indemnification

Mr. Meyer is entitled to continuing indemnification to the fullest extent permitted by Ohio law for actions against him by reason of his being or having been a director or officer of KeyCorp or any related entity and to payment of certain legal fees incurred in enforcing his rights under his Employment Agreement.

Change of Control Agreements.  As noted above, KeyCorp is a party to change of control agreements with certain of its other senior officers including Ms. Mooney and Messrs. Weeden, Stevens, and Hancock, which agreements were most recently modified as required under the Capital Purchase Program as detailed above. In most cases, provided that if, at any time within two years following a change of control, the officer’s employment is terminated by KeyCorp (except for cause, as described in the agreement), or the officer is determined to be constructively discharged (because the officer’s base salary, incentive compensation or stock option opportunity is reduced or the executive is required to relocate the executive’s principal place of employment more than 35 miles from his or her location prior to the change of control), severance benefits will apply. Severance benefits consist of:

•	A lump sum severance benefit equal to three years’ compensation, with compensation equal to:

•	base salary plus average short-term incentive compensation and 50% of average long-term incentive compensation for Messrs. Stevens and Weeden, and

•	base salary plus average short-term incentive compensation for Ms. Mooney and Mr. Hancock;

•	continued participation in all applicable KeyCorp retirement plans and savings plans for the three-year period following termination of employment;

•	a lump sum payment equal to the amount of company contributions the officer would have received under the KeyCorp Deferred Savings Plan as if the officer had deferred 6% of base salary plus incentive compensation for the three-year period following termination of employment; and

•	the continuation of health benefits for eighteen months following termination of employment or until the officer secures other employment, if earlier (or, if the officer is age fifty with at least fifteen years of service at the time of termination of employment, the officer may elect to participate in the KeyCorp Retiree Medical Plan at KeyCorp’s cost).

•	all stock options (other than so-called “performance options,” which are options that vest or become exercisable only if certain stock price and/or financial performance tests are achieved) become fully exercisable; and

•	restricted stock vests upon termination if the employee is involuntarily terminated from KeyCorp within two years after the change of control.

Each change of control agreement also provides a three-month “window period,” commencing fifteen months after the date of a change of control, during which the officer may resign voluntarily and receive similar severance benefits based on an eighteen-month period if the officer determines in good faith that the officer’s position, responsibilities, duties, status or reporting relationships are materially less than or reduced from those in effect before the change of control or KeyCorp’s headquarters is relocated outside of the greater Cleveland metropolitan area.

For purposes of the change of control agreements, “cause” includes conviction of a felony, dishonesty in the course of employment that constitutes a felony and is inimical to the best interest of KeyCorp or a subsidiary, imposition by a bank regulatory agency of a final order of suspension or removal, or competing with KeyCorp.

Section 280G Excise Tax on Payments.  In general, the employment and change of control agreements with the officers named in the 2008 Summary Compensation Table provide for a tax gross-up if any payment exceeds the limits established under Section 280G of the Internal Revenue Code so that the officer will receive the same after-tax payment as would have been the case if Section 280G did not apply.

Amounts Payable Under Agreements.  The following table sets forth the amounts payable as of December 31, 2008 under Mr. Meyer’s Employment Agreement and the change of control agreements effective November 14, 2008. Additional information about the amounts payable to the executive officers included in the 2008 Summary Compensation Table in the event of retirement, death or permanent disability is presented separately after the table. All of the benefits are subject to the restrictions of the Capital Purchase Program

	Involuntary or Constructive
	Termination After a Change in Control
	Maximum Payment
	Permissible Under	Vested Retirement and
Benefits / Payments	Capital Purchase	Deferred	Total Payable After a
Upon Termination	Program(1)	Compensation(2)	Change of Control(3)
($000s)

Henry L. Meyer	12,313	24,258	36,571
Jeffrey B. Weeden	5,118	549	5,667
Beth E. Mooney	3,270	374	3,644
Thomas C. Stevens	5,485	3,681	9,166
Peter D. Hancock	5,307	0	5,307

(1)	Maximum payment under Capital Purchase Program represents the average W2 wages paid to each executive over the past 5 years multiplied by 2.99, which is required under the terms of the Capital Purchase Program. Ms. Mooney’s average W2 wages reflect wages paid for 2007-2008 and annualized wages for 2006, since she did not work at KeyCorp for the entire year. Mr. Hancock’s average W2 wages reflect his 2008 signing bonus and annualized wages for 2008, since he did not work at KeyCorp for the entire year.

Notwithstanding the foregoing discussions regarding the Meyer Employment Agreement and the change of control agreements, upon effectiveness of ARRA, no payments may be made under the Meyer Agreement or under the change of control agreements upon the officer’s termination from KeyCorp during a period in which any obligations arising from financial assistance provided under TARP remains outstanding. Only payments for services performed or benefits accrued shall be allowed.

(2)	Vested Retirement and Deferred Compensation includes vested balances in the 401(k) Savings Plan, Cash Balance Pension Plan, Second Supplemental Retirement Plan, Second Excess Cash Balance Pension Plan, Deferred Savings Plan, and for Mr. Meyer, continued office space and secretarial support.

(3)	Total payable after a change of control is the maximum payment permissible under the Capital Purchase Plan plus the vested retirement and deferred compensation balances.

Prior to the enactment of the Capital Purchase Program requirements, KeyCorp’s change of control agreements provided for the following payments: Mr. Meyer — $26,649,000, Mr. Weeden — $7,723,000, Ms. Mooney — $8,320,000, Mr. Stevens — $7,885,000, and Mr. Hancock — $9,521,000. Mr. Bunn is not included in the change of control table because KeyCorp did not experience a triggering event by December 31, 2008 and therefore Mr. Bunn was not eligible for payments under his Letter Agreement with KeyCorp.

Each executive’s change of control agreement, other than Mr. Meyer’s, provides for a 3-month window period during which he or she may voluntarily resign and receive severance benefits if the officer determines in good faith that his or her position, responsibilities, duties, status, or reporting relationships are materially less than or reduced from those in effect before the change of control or KeyCorp’s headquarters is relocated outside the greater Cleveland metropolitan area. Mr. Meyer’s employment agreement does not include a window period. The amounts payable to each named executive who terminates employment during a window period are in lieu of the amounts set forth in the above table and are as follows: Mr. Weeden — $2,965,000, Ms. Mooney — $4,297,000, Mr. Stevens — $2,868,000, and Mr. Hancock — $3,471,000.

All employees participate in the KeyCorp Separation Pay Plan which provides for payment of one times base and incentive compensation plus vesting of unvested benefits if they are terminated as part of the Separation Pay Plan. The amounts that would be payable for the executives if only covered by these arrangements and not an individual change of control agreement are: Mr. Meyer — $1,272,000, Mr. Weeden — $887,000, Ms. Mooney $963,000, Mr. Stevens $704,000, and Mr. Hancock $545,000. Mr. Bunn has waived his rights under KeyCorp’s Separation Pay Plan as part of his Letter Agreement.

Benefits Payable Upon Retirement, Death or Disability

Equity Incentive Plans

KeyCorp’s equity incentive plans treat all participants as follows in determining benefits payable upon retirement, death or disability.

Performance-Based Restricted Stock and Stock Performance Shares

•	Employees who retire at age 55 plus 5 years of service or greater or who die or become disabled could receive a prorated award as follows:

•	Shares will be vested on a prorated basis if the retirement occurs within the performance period. The employee could receive prorated shares at the conclusion of the performance period based on the employee’s active status during the performance period and KeyCorp’s performance against target.

•	All employees who terminate voluntarily or involuntarily will forfeit all rights to any unvested long term incentive compensation awards.

Time-Lapsed Restricted Stock

•	Employees who retire at age 55 plus 5 years of service or greater or who die or become disabled could receive a prorated award as follows:

•	Time-lapsed shares will be vested on a prorated basis.

•	All employees who terminate voluntarily or involuntarily will forfeit all rights to any unvested long term incentive compensation awards.

Stock Options

•	Employees who retire at age 55 plus 5 years of service or greater or who die or become disabled could receive a prorated award as follows:

•	Stock options will be vested on a prorated basis.

•	All employees who terminate voluntarily or involuntarily will forfeit all rights to any unvested stock option awards.

•	All employees who terminate voluntarily, involuntarily, or retire will be able to exercise any vested stock option awards after the termination date.

2008 DIRECTOR COMPENSATION TABLE

The following table sets forth certain information regarding the compensation earned by or paid to each non-employee director who served on the Board of Directors in 2008. Directors who are employees are not compensated for their services as directors.

			All Other
	Fees Earned or Paid	Stock Awards	Compensation
	in Cash ($)(1)	($)(2)	($)(3)	Total ($)

Ralph Alvarez	65,000	33,793	—	98,793
William G. Bares	81,000	21,347	25,872	128,219
Edward P. Campbell	77,500	21,347	23,828	122,675
Dr. Carol A. Cartwright	60,500	21,347	22,584	104,431
Alexander M. Cutler	83,000	21,347	16,272	120,619
H. James Dallas	66,500	21,347	147	87,994
Charles R. Hogan	22,834	6,494	19,854	49,182
Lauralee E. Martin	98,000	21,347	13,045	132,392
Eduardo R. Menascé	65,500	21,347	—	86,847
Bill R. Sanford	75,500	21,347	—	96,847
Peter G. Ten Eyck, II	68,500	21,347	—	89,847

(1)	Cash fees include $250 received by Mr. Hogan for serving as a director on the Tacoma KeyBank National Association

(2)	Dr. Cartwright, Ms. Martin and Messrs. Alvarez, Bares, Campbell, Cutler, Dallas, Menascé, Sanford, and Ten Eyck II each received stock awards in 2008 with a grant date fair market value of $70,000.

Stock Awards are represented as the cost of awards over the requisite service period, as described in Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (FAS 123R) and detailed on page    of KeyCorp’s 2008 Annual Report. FAS 123R defines a requisite service period as the period or periods over which a director is required to provide service in exchange for a share-based payment. On July 25, 2008, the directors above received 6,132 shares at a fair market value of $11.415. One half of the awards are payable in shares and one half in cash. Therefore, the stock awards include one half of the year-to-date earnings and dividends plus the annual share grant (1,901).

(3)	All Other Compensation amounts represent 2008 earnings in the Directors Deferred Compensation Plans.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Number of
	Securities		In-the-Money
	Underlying		Amount
	Unexercised		of Unexercised		Number of Shares or
	Options (#)		Options ($)		Units of Stock Held
	Exercisable /		Exercisable /		that Have not
	Unexercisable		Unexercisable		Vested (#)

Ralph Alvarez	—	—	—	—	10,626
William G. Bares	37,300	—	—	—	10,626
Edward P. Campbell	37,300	—	—	—	10,626
Dr. Carol A. Cartwright	35,515	—	—	—	10,626
Alexander M. Cutler	30,000	—	—	—	10,626
H. James Dallas	—	—	—	—	10,626
Charles R. Hogan	37,300	—	—	—	—
Lauralee E. Martin	—	—	—	—	10,626
Eduardo R. Menascé	—	—	—	—	10,626
Bill R. Sanford	30,000	—	—	—	10,626
Peter G. Ten Eyck, II	37,300	—	—	—	10,626

Options shown represent those granted under the 1997 Stock Option Plan for Directors, which was replaced by the Directors’ Deferred Share Plan in 2003.

Directors’ Compensation.  Directors’ compensation consists of two components — cash and stock based (or equity compensation). Each year the Nominating and Corporate Governance Committee reviews the amount and form of directors’ compensation payable at KeyCorp in comparison to directors’ compensation payable at peer bank holding companies. The Nominating and Corporate Governance Committee reports the results of its annual review to the full Board and recommends to the full Board changes, if any, in directors’ compensation.

Cash Component.  Directors (other than Messrs. Meyer and Stevens who receive no director fees) receive cash fees consisting of a $35,000 annual retainer, payable in quarterly installments, $1,500 for attendance at each Board or committee meeting except that fees for each scheduled Board or committee telephonic meeting are $1,000 for each meeting, and $1,500 for attendance at officially sanctioned meetings at which the director represents KeyCorp and which require a substantial time commitment. The Audit Committee chairperson receives additional compensation of $5,000 per quarter and outside directors who serve as chairpersons of the other committees receive additional compensation of $2,500 per quarter. Beginning in 2008, the additional compensation of the chairperson of the Compensation and Organization Committee was increased to $5,000 per quarter.

Stock Based Component.  The Board has determined that approximately 50% (in value) of the Board’s compensation should be equity compensation in order to more closely align the economic interests of directors and shareholders. In May 2003, the shareholders of KeyCorp approved the Directors’ Deferred Share Plan as a replacement for the granting of stock options under the 1997 Stock Option Plan for Directors. Under the Directors’ Deferred Share Plan, each of the non-employee directors is automatically granted, on an annual basis, “phantom” KeyCorp Common Shares (“Deferred Shares”) having an aggregate fair market value on the trading day of the award equal to 200% of the annual cash retainer payable to a director. Each grant is subject to a minimum three-year deferral period which is accelerated upon a director’s retirement or death. Until otherwise determined by the Nominating and Corporate Governance Committee, the Deferred Shares are paid 50% in Common Shares and 50% in cash. In 2008, each Director was granted 6,272 Deferred Shares. Messrs. Meyer and Stevens were not eligible to participate in the Directors’ Deferred Share Plan during 2008 because they were employees of KeyCorp. Mr. Hogan was not eligible for the award because he retired before the grant date.

Terminated Director Stock Option Plans.  Prior to the Directors’ Deferred Share Plan, directors of KeyCorp were awarded stock options under the 1997 Stock Option Plan for Directors. The plan has been terminated except with respect to awards granted prior to the date of its termination, and no shares remain available for grant under the plan. The KeyCorp 1997 Stock Option Plan for Directors provided for grants to each of the non-employee directors, on an annual basis, of stock options having a value (determined on a formula basis) on the grant date equal to 2.75 times the annual cash retainer payable to a director. All options granted under the plan vested upon grant and expire ten years after grant. The purchase price of the option shares was equal to the fair market value on the date of grant.

Second Director Deferred Compensation Plan

Under the KeyCorp Second Director Deferred Compensation Plan, directors are given the opportunity to defer for future distribution payment of director fees and further defer payment of deferred shares. Deferred payments of director fees are invested in either an interest bearing account (with an interest rate of 120% of the Monthly Long-Term Applicable Federal Rate (AFR)) or a KeyCorp Common Shares account (in which the directors’ deferred compensation is invested on a bookkeeping basis in “phantom” KeyCorp Common Shares upon which dividends are accrued quarterly but which cannot be voted or transferred during the deferral period). Deferred payments of deferred shares are invested solely in the common shares account. Distributions to the directors under the Second Director Deferred Compensation Plan in respect to the interest bearing account are in the form of cash and under the Common Shares account are in the form of KeyCorp Common Shares.

COMPENSATION AND ORGANIZATION COMMITTEE REPORT

The Compensation and Organization Committee has reviewed KeyCorp’s senior executive officers’ incentive plan designs and performance metrics with KeyCorp’s Chief Risk Officer and Chief Auditor. The Compensation and Organization Committee has made reasonable efforts to ensure that the compensation arrangements do not encourage senior executive officers to take unnecessary or excessive risks that threaten the value of KeyCorp. The Compensation and Organization Committee also established a process for their annual review of the relationship between KeyCorp’s risk management policies and practices and the senior executive officers’ incentive compensation arrangements.

The Compensation and Organization Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth on page   of this proxy statement and based on this review, has recommended to the KeyCorp Board of Directors the inclusion of the Compensation Discussion and Analysis in this proxy statement.

Compensation and Organization Committee
Board of Directors
KeyCorp
Edward P. Campbell (Chair)
Carol A. Cartwright
Alexander M. Cutler

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plans.  KeyCorp currently maintains the KeyCorp 2004 Equity Compensation Plan (the “2004 Plan”), the KeyCorp Amended and Restated 1991 Equity Compensation Plan (Amended as of March 13, 2003) (the “1991 Plan”), the KeyCorp 1997 Stock Option Plan for Directors (as of March 14, 2001) (the “1997 Director Plan”), and the KeyCorp Amended and Restated Discounted Stock Purchase Plan (the “DSPP”), pursuant to which it has made equity compensation available to eligible persons. Shareholders approved the 2004 Plan at the 2004 Annual Shareholders Meeting. The 2004 Plan replaced the 1991 Plan except with respect to awards granted prior to its termination. The 1997 Director Plan (discussed on page xx of this proxy statement) terminated on May 22, 2003, except with respect to awards granted prior to the dates of termination. Consequently, no shares remain available for future issuance under the 1991 Plan and the 1997 Director Plan.

KeyCorp also maintains the KeyCorp Deferred Equity Allocation Plan that provides for the allocation of Common Shares to employees and directors under existing and future KeyCorp deferred compensation arrangements. Additionally, KeyCorp maintains the KeyCorp Directors’ Deferred Share Plan (which replaced the 1997 Director Plan and which is described on page xx of this proxy statement). Shareholders approved both Plans at the 2003 Annual Shareholders Meeting. Under both Plans, all or a portion of such deferrals and deferred payments may be deemed invested in accounts based on KeyCorp Common Shares, which are distributed in the form of KeyCorp Common Shares. Some of the arrangements with respect to the Deferred Equity Allocation Plan include an employer-matching feature that rewards employees with additional Common Shares at no additional cost. The table does not include information about these plans because no options, warrants or rights are available under these plans. As of December 31, 2008, 2,609,560 and 53,562 Common Shares have been allocated to accounts of participants under the Deferred Equity Allocation Plan and the Directors’ Deferred Share Plan, and 12,600,188 and 386,452 Common Shares, respectively, remain available for future issuance.

The following table provides information about KeyCorp’s equity compensation plans as of December 31, 2008.

	(a)	(b)	(c)
			Number of Securities
			Remaining Available for
		Weighted-Average	Future Issuance Under
	Number of Securities to	Exercise Price of	Equity Compensation
	be Issued Upon Exercise	Outstanding	Plans (Excluding
	of Outstanding Options,	Options, Warrants	Securities Reflected in
Plan Category	Warrants and Rights	and Rights	Column (a))

Equity compensation plans approved by security holders(1)(2)	32,521,678	$28.00	43,300,290	(3)
Equity compensation plans not approved by security holders(4)	244,715	$23.60	0
Total	32,766,393	$27.97	43,300,290

(1)	The table does not include 4,944,258 unvested shares of time-lapsed and performance-based restricted stock awarded under the 2004 Plan and 1991 Plan. These unvested restricted shares were issued when awarded and consequently are included in KeyCorp’s Common Shares outstanding.

(2)	The table does not include a maximum 630,463 unvested performance shares payable in stock awarded under the 2004 Plan and 1991 Plan in connection with KeyCorp’s long term incentive program which is described on pages xx and xx of this proxy statement. The vesting and issuance of all or a portion of these performance shares is contingent upon the attainment of greater than target performance under the long term incentive program.

(3)	The Compensation and Organization Committee of the Board of Directors of KeyCorp has determined that KeyCorp may not grant options to purchase KeyCorp Common Shares, shares of restricted stock, or other share grants under its long-term compensation plans in an amount that exceeds six percent of KeyCorp’s outstanding Common Shares in any rolling three-year period.

(4)	The table does not include outstanding options to purchase 50,001 Common Shares assumed in connection with an acquisition from a prior year. At December 31, 2008, these assumed options had a weighted average exercise price of $22.95 per share. No additional options may be granted under the plan that governs these options.

SHARE OWNERSHIP AND OTHER PHANTOM STOCK UNITS

Five Percent Beneficial Ownership.  KeyCorp has been advised that as of December 31, 2008, Wilmington Trust Corporation, 1100 North Market Street, Wilmington, Delaware, and related entities owned 26,791,186 KeyCorp Common Shares which is approximately 5.4% of the outstanding KeyCorp Common Shares. The shares were almost exclusively owned by Wilmington Trust Company in its capacity as trustee of the KeyCorp 401(k) Savings Plan. KeyCorp has also been advised that as of December 31, 2008 FMR LLC, 82 Devonshire Street, Boston, Massachusetts, and related entities owned 32,494,558 KeyCorp Common Shares which is approximately 6.5% of the outstanding KeyCorp Common Shares.

Beneficial Ownership of Common Shares and Investment in Other Phantom Stock Units.  The following table lists continuing directors of and nominees for director of KeyCorp, the executive officers included in the Summary Compensation Table, and all directors, nominees, and executive officers of KeyCorp as a group. The table sets forth certain information with respect to (1) the amount and nature of beneficial ownership of KeyCorp Common Shares including certain phantom stock units, (2) the number of other phantom stock units, if any, and (3) total beneficial ownership of KeyCorp Common Shares and other phantom stock units for such continuing directors, nominees for director, and executive officers. The information provided is as of January 1, 2009 unless otherwise indicated.

				Total
			Other	Beneficial Ownership
	Amount and Nature of	Percent of	Phantom	of Common Shares
	Beneficial Ownership	Common Shares	Stock	and Other Phantom
Name(1)	of Common Shares(4)(5)	Outstanding(6)	Units(7)	Stock Units

Ralph Alvarez	6,356	—	0	6,356
William G. Bares	91,439	—	12,604	104,043
Thomas W. Bunn(2)	584,804	—	68,921	653,725
Edward P. Campbell	43,559	—	33,706	77,265
Dr. Carol A. Cartwright	46,395	—	10,032	56,427
Alexander M. Cutler	36,259	—	23,109	59,368
H. James Dallas	27,230	—	3,467	30,697
Peter D. Hancock(3)	7,000	—	0	7,000
Kristen L. Manos(3)	10,000	—	0	10,000
Lauralee E. Martin	16,532	—	7,627	24,159
Eduardo R. Menascé	12,371	—	0	12,371
Henry L. Meyer III(2)	2,617,379	—	292,084	2,909,463
Beth E. Mooney(2)	180,563	—	152,936	333,499
Bill R. Sanford	54,371	—	0	54,371
Thomas C. Stevens(2)	762,287	—	117,416	879,703
Peter G. Ten Eyck, II	56,851	—	0	56,851
Jeffrey B. Weeden(2)	599,330	—	22,392	621,722
All directors, nominees and executive officers as a group(20)	5,521,333	—	860,339	6,381,672

(1)	KeyCorp’s Corporate Governance Guidelines state that each outside director should, by the fourth anniversary of such director’s initial election, own at least 7,500 KeyCorp Common Shares (including phantom stock units) of which at least 1,000 shares must be beneficially owned Common Shares.

(2)	With respect to KeyCorp Common Shares beneficially held by these individuals or other executive officers under the KeyCorp 401(k) Savings Plan, the shares included are as of December 31, 2008.

(3)	Mr. Hancock purchased 7,000 KeyCorp Common Shares on February 11, 2009 and Ms. Manos purchased 10,000 KeyCorp Common Shares on February 20, 2009.

(4)	Beneficially owned shares include options vested as of March 2, 2009. The directors, nominees, and executive officers listed above hold vested options as follows: Mr. Alvarez 0; Mr. Bares 37,300; Mr. Bunn 443,691; Mr. Campbell 37,300; Dr. Cartwright 35,515; Mr. Cutler 30,000; Mr. Dallas 0; Mr. Hancock 0; Ms. Manos 0; Ms. Martin 0; Mr. Menascé 0; Mr. Meyer 2,175,968; Ms. Mooney 118,334; Mr. Sanford 30,000; Mr. Stevens 647,001; Mr. Ten Eyck 37,300; Mr. Weeden 363,334; all directors, nominees, and executive officers as a group 4,242,933.

Beneficially owned shares include phantom shares held in the KeyCorp Automatic Deferral Plan by Messrs. Meyer (29,592 shares), Stevens (6,281 shares), and one other executive officer (134 shares). These phantom shares are payable over a three-year period in Common Shares but because Messrs. Meyer, Stevens, and the other executive officer are at least age 55 and have at least 5 years of service with KeyCorp, the phantom shares are immediately payable upon termination of employment. Other executive officers hold shares in the Automatic Deferral Plan but because they are not at least age 55 with 5 years of service, the shares are not immediately payable if the executive officer’s employment terminates. Phantom shares held by these other executive officers are included under the column “Other Phantom Stock Units.” See footnote 7 for a further description of the mechanics of the Automatic Deferral Plan distribution process.

Beneficially owned shares include some phantom shares payable in Common Shares under the KeyCorp Directors’ Deferred Share Plan. The amounts of shares are as follows: Mr. Alvarez 5,356; Mr. Bares 5,356; Mr. Campbell 5,356; Dr. Cartwright 5,356; Mr. Cutler 5,356; Mr. Dallas 5,356; Ms. Manos 0; Ms. Martin 5,356; Mr. Menascé 5,356; Mr. Sanford 5,356; Mr. Ten Eyck 5,356; all directors as a group 53,560. The phantom shares are granted each year and are payable in three years, one-half in cash and one-half in Common Shares. The phantom shares payable in cash are not included in this table. If the director’s directorship ends, the phantom shares are immediately payable even if the three-year period has not ended. Some directors have elected to defer payment of the phantom shares at the end of the three-year period. Shares that are being deferred are not included under this column but are included under the column “Other Phantom Stock Units” in this table. See footnote 7 for a further description of the mechanics of the Directors’ Deferred Share Plan distribution process.

Series A Preferred Shares are each convertible into 7.0922 Common Shares at any time by the holder. Mr. Bunn owns 500 Series A Preferred Shares and Mr. Weeden owns 1,000 Series A Preferred Shares and therefore the beneficially owned shares attributable to them include 3,547 and 7,092 beneficially owned shares, respectively.

(5)	One executive officer has pledged to an entity unaffiliated with KeyCorp 12,652 shares of KeyCorp stock.

(6)	No director or executive officer beneficially owns more than 1% of the total of outstanding KeyCorp Common Shares plus options vested as of March 2, 2009.

(7)	Investments in phantom stock units by directors are made pursuant to the KeyCorp Second Director Deferred Compensation Plan and the Directors’ Deferred Share Plan.

During 2008, investments in phantom stock units by KeyCorp executive officers were made pursuant to the KeyCorp Automatic Deferral Plan, KeyCorp Deferred Bonus Plan, and KeyCorp Deferred Savings Plan as well as pursuant to Restricted Stock Unit awards under the KeyCorp 2004 Equity Compensation Plan. Under all of these plans and awards, contributions to a participant’s phantom stock account were treated as if they were invested in KeyCorp Common Shares. At the time of distribution, an actual Common Share is issued for each phantom stock unit that is in the account.

No Common Shares were issued in connection with any of plans or awards described in this footnote until the time of distribution from the account (i.e., these are unfunded plans with “phantom stock” units); accordingly, directors and executive officers participating in these plans or receiving these awards do not have any voting rights or investment power with respect to or on account of the phantom stock units until the time of distribution from the account, whereupon actual Common Shares are issued. Under the Directors’ Deferred Share Plan, one-half of the distribution is in Common Shares and one-half of the distribution is in cash. As previously stated, only the portion of the distribution payable in Common Shares is included in this table.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

KeyCorp’s directors and certain officers are required to report their ownership and changes in ownership of KeyCorp Common Shares to the Securities and Exchange Commission. The Commission has established certain due dates for these reports. KeyCorp knows of no person who failed to timely file any such report during 2008.

AUDIT MATTERS

AUDIT FEES

Ernst & Young billed KeyCorp in the aggregate $5,140,000 for fees for professional services in connection with the integrated audit of KeyCorp’s annual financial statements for the year ended December 31, 2008, reviews of financial statements included in KeyCorp’s Forms 10-Q for 2008, and 2008 audits of KeyCorp subsidiaries. Ernst & Young billed KeyCorp in the aggregate $5,137,000 for fees for professional services in connection with the integrated audit of KeyCorp’s annual financial statements for the year ended December 31, 2007, reviews of financial statements included in KeyCorp’s Forms 10-Q for 2007, and 2007 audits of KeyCorp subsidiaries.

AUDIT-RELATED FEES

Ernst & Young billed KeyCorp in 2008 in the aggregate $1,139,000 for fees for assurance and related services that are reasonably related to the performance of the audit or review of KeyCorp’s financial statements and are not reported in the previous paragraph. These services consisted of attestation and compliance reports. Ernst & Young billed KeyCorp in 2007 in the aggregate $1,229,000 for fees for assurance and related services that are reasonably related to the performance of the audit and review of KeyCorp’s financial statements and are not reported in the previous paragraph. These services consisted of attestation and compliance reports.

TAX FEES

Ernst & Young billed KeyCorp in 2008 in the aggregate $1,506,000 for fees for tax compliance, tax consulting, and tax planning. These services consisted of tax compliance services provided to certain KeyCorp domestic and foreign subsidiaries. Ernst & Young billed KeyCorp in 2007 in the aggregate $1,012,000 for fees for tax compliance, tax consulting, and tax planning. These services consisted of tax compliance services provided to certain KeyCorp domestic and foreign subsidiaries.

ALL OTHER FEES

Ernst & Young billed KeyCorp in 2008 in the aggregate $285,000 for fees for products and services other than those described in the last three paragraphs. These products and services consisted of documenting regulatory requirements for certain KeyCorp foreign subsidiaries. Ernst & Young billed KeyCorp in 2007 in the aggregate $119,000 for fees for products and services other than those described in the last three paragraphs. These products and services consisted of cash management products and related data.

PRE-APPROVAL POLICIES AND PROCEDURES

The Committee’s pre-approval policies and procedures are attached hereto as Appendix B.

AUDIT COMMITTEE INDEPENDENCE

The members of KeyCorp’s Audit Committee are independent (as independence is defined by the provisions of the New York Stock Exchange listing standards).

AUDIT COMMITTEE FINANCIAL EXPERTS

The KeyCorp Board of Directors has determined that Audit Committee members Martin and Menascé are “financial experts” as defined by the applicable Securities and Exchange Commission rules and regulations.

COMMUNICATIONS WITH THE AUDIT COMMITTEE

Interested parties wishing to communicate with the Audit Committee regarding accounting, internal accounting controls, or auditing matters, may directly contact the Audit Committee by mailing a statement of their comments and views to KeyCorp at its corporate headquarters in Cleveland, Ohio. Such correspondence should be addressed to the Chair, Audit Committee, KeyCorp Board of Directors, care of the Secretary of KeyCorp, and be marked “Confidential.”

AUDIT COMMITTEE REPORT

The Audit Committee of the KeyCorp Board of Directors is composed of four outside directors and operates under a written charter adopted by the Board of Directors. The Committee annually selects KeyCorp’s independent auditors, subject to shareholder ratification.

Management is responsible for KeyCorp’s internal controls and financial reporting process. Ernst & Young, KeyCorp’s independent auditors, is responsible for performing an independent audit of KeyCorp’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee’s responsibility is to provide oversight to these processes.

In fulfilling its oversight responsibility, the Committee relies on the accuracy of financial and other information, opinions, reports, and statements provided to the Committee. Accordingly, the Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Nor does the Committee’s oversight assure that the audit of KeyCorp’s financial statements has been carried out in accordance with generally accepted auditing standards or that the audited financial statements are presented in accordance with generally accepted accounting principles.

The Committee has reviewed and discussed the audited financial statements of KeyCorp for the year ended December 31, 2008 (“Audited Financial Statements”) with KeyCorp’s management. In addition, the Committee has discussed with Ernst & Young the matters required by Statement on Auditing Standards No. 61, as amended.

The Committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Committee concerning independence, and the Committee has discussed with Ernst & Young its independence from KeyCorp. The Committee has considered whether Ernst & Young’s provision of non-audit services to KeyCorp is compatible with maintaining Ernst & Young’s independence.

Based on the foregoing review and discussions and relying thereon, the Committee recommended to KeyCorp’s Board of Directors the inclusion of the Audited Financial Statements in KeyCorp’s Annual Report for the year ended December 31, 2008 on Form 10-K, that was filed with the Securities and Exchange Commission.

Audit Committee
Board of Directors
KeyCorp
H. James Dallas
Lauralee E. Martin (Chair)
Eduardo R. Menascé
Peter G. Ten Eyck, II

GOVERNANCE DOCUMENT INFORMATION

The KeyCorp Board of Directors Committee Charters, KeyCorp’s Corporate Governance Guidelines, KeyCorp’s Code of Ethics, KeyCorp’s Standards for Determining Independence of Directors, and KeyCorp’s Policy for Review of Transactions between KeyCorp and its Directors, Executive Officers, and Other Related Persons are posted on KeyCorp’s website: www.key.com/ir. Copies of these documents will be delivered, free of charge, to any shareholder who contacts KeyCorp’s Investor Relations Department at 216/689-4221.

SHAREHOLDER PROPOSALS FOR THE YEAR 2010

The deadline for shareholders to submit proposals to be considered for inclusion in the Proxy Statement for the 2010 Annual Meeting of Shareholders is           , 2009. This deadline applies to proposals submitted for inclusion in KeyCorp’s Proxy Statement for the 2010 Annual Meeting under the provisions of Rule 14a-8 of the Exchange Act.

Proposals of shareholders submitted outside the process of Rule 14a-8 under the Exchange Act in connection with the 2010 Annual Meeting must be received by the Secretary of KeyCorp no fewer than 60 and no more than 90 days before the annual meeting. KeyCorp’s Regulations require, among other things, that the shareholder set forth the text of the proposal to be presented and a brief written statement of the reasons why the shareholder favors the proposal. The proposal must also set forth the shareholder’s name, record address, the number and class of all shares of each class of KeyCorp stock beneficially owned by such shareholder and any material interest of such shareholder in the proposal.

The KeyCorp proxy relating to the 2010 Annual Meeting of KeyCorp will give discretionary authority to the proxy holders to vote with respect to all proposals submitted outside the process of Rule 14a-8 that are not presented in accordance with the KeyCorp Regulations.

HOUSEHOLDING INFORMATION

Only one Annual Report and Proxy Statement is being delivered to multiple shareholders sharing an address unless KeyCorp received contrary instructions from one or more of the shareholders.

If a shareholder at a shared address to which a single copy of the Annual Report and Proxy Statement was delivered wishes to receive a separate copy of the Annual Report or Proxy Statement, he or she should contact KeyCorp’s transfer agent, Computershare Investor Services LLC (“Computershare”), by telephoning 800-539-7216 or by writing to Computershare at P.O. Box 43078, Providence, Rhode Island 02940-3078. The shareholder will be delivered, without charge, a separate copy of the Annual Report or Proxy Statement promptly upon request.

If shareholders at a shared address currently receiving multiple copies of the Annual Report and Proxy Statement wish to receive only a single copy of these documents, they should contact Computershare in the manner provided above.

GENERAL

The Board of Directors knows of no other matters which will be presented at the meeting. However, if other matters properly come before the meeting or any adjournment, the person or persons voting your shares pursuant to instructions by proxy card, internet, or telephone will vote your shares in accordance with their best judgment on such matters.

If a shareholder desires to bring a proposal before the Annual Meeting of Shareholders that has not been included in KeyCorp’s proxy statement, the shareholder must notify KeyCorp not less than 60 nor more than 90 days prior to the meeting of any business the shareholder proposes to bring before the meeting for a shareholder vote.

Shareholders may only nominate a person for election as a director of KeyCorp at a meeting of shareholders if the nominating shareholder has strictly complied with the applicable notice and procedural requirements set forth in KeyCorp’s Regulations, including, without limitation, timely providing to the Secretary of KeyCorp the requisite notice (not less than 60 nor more than 90 days prior to the meeting) of the proposed nominee(s) containing all the information specified by the Regulations. KeyCorp will provide to any shareholder, without charge, a copy of the applicable procedures governing nomination of directors set forth in KeyCorp’s Regulations upon request to the Secretary of KeyCorp.

KeyCorp will bear the expense of preparing, printing, and mailing this Proxy Statement. Officers and regular employees of KeyCorp and its subsidiaries may solicit the return of proxies. KeyCorp has engaged the services of Georgeson & Company Inc. to assist in the solicitation of proxies at an anticipated cost of $10,000 plus expenses. KeyCorp will request brokers, banks, and other custodians, nominees, and fiduciaries to send proxy materials to beneficial owners and will, upon request, reimburse them for their expense in so doing. Solicitations may be made by mail, telephone, or other means.

Holders of KeyCorp Common Shares are urged to vote their shares promptly by telephone, the internet, or by mailing their signed proxy cards in the enclosed envelopes in order to make certain their shares are voted at the meeting. KeyCorp Common Shares represented by properly executed proxy cards, internet instructions, or telephone instructions will be voted in accordance with any specification made. If no specification is made on a properly executed proxy card or by the internet, the proxies will vote for the election as directors of the nominees named herein (Issue One of this Proxy Statement), for the amendment to KeyCorp’s Articles to require majority voting in uncontested director elections (Issue Two of this Proxy Statement), for the amendment to KeyCorp’s Articles and Regulations to revise the voting power of the Series B Preferred Stock (Issue Three of this Proxy Statement) in favor of ratifying the appointment of Ernst & Young as independent auditors for the fiscal year ending December 31, 2009 (Issue Four of this Proxy Statement), and for advisory approval of KeyCorp’s executive compensation program (Issue Five of this Proxy Statement). Abstentions and, unless a broker’s authority to vote on a particular matter is limited, broker non-votes are counted in determining the votes present at the meeting. Consequently, an abstention or a broker non-vote has the same effect as a vote against a proposal as each abstention and broker non-vote would be one less vote in favor of a proposal. Until the vote on a particular matter is actually taken at the meeting, you may revoke a vote previously submitted (whether by proxy card, internet or telephone) by submitting a subsequently dated vote (whether by proxy card, internet or telephone) or by giving notice to KeyCorp or in open meeting; provided such subsequent vote must in all cases be received prior to the vote on the particular matter being taken at the meeting. You may of course vote at the meeting but your mere presence at the meeting will not operate to revoke your proxy card or any prior vote by the internet or telephone.

Holders of Series A Preferred Stock and Series B Preferred Stock are only entitled to vote on Issue Three regarding the revision of the voting power of the Series B Preferred Stock. If no specification is made on a properly executed proxy card, shares of Series A Preferred Stock and Series B Preferred Stock will be voted in favor of Issue Three. Until the vote is actually taken at the meeting, Holders of Series A Preferred Stock and Series B Preferred Stock may revoke a vote previously submitted by submitting a subsequently dated proxy card or by giving notice to KeyCorp or in open meeting, provided such subsequent vote must in all cases be received prior to the vote on Issue Three. Such holders may of course vote at the meeting but their mere presence at the meeting will not operate to revoke their proxy cards.

APPENDIX A

New or amended language is indicated by underlining and deleted language is indicated by strike-outs.

PROPOSED AMENDMENT TO ARTICLE IV, PART A, SECTION 2(A) AND ARTICLE IV, PART E OF
THE AMENDED AND RESTATED ARTICLES OF INCORPORATION, AS AMENDED, OF KEYCORP
AND
PROPOSED AMENDMENT TO ARTICLE II, SECTIONS 11 AND 12 OF
THE AMENDED AND RESTATED CODE OF REGULATIONS
OF KEYCORP, PURSUANT TO ISSUE THREE

1. The proposed amendments to the Articles will amend Article IV, Part A, Section 2(A) of the Articles to read as follows:

Section 2.  Voting Rights.

(a) The holders of Preferred Stock shall not be entitled to vote upon matters presented to the shareholders, except as provided in this Section 2 or as required by law or as otherwise provided by the Board of Directors in order to comply with the terms required for shares of Preferred Stock issued in connection with any capital purchase program(s) authorized by the Emergency Economic Stabilization Act of 2008 (“EESA”) and implemented by the United States Department of the Treasury.

* * * * * * * *

2. The proposed amendment to the Articles will amend and restate Article IV, Part E of KeyCorp’s Articles to read as follows:

ATTACHMENT TO CERTIFICATE OF AMENDMENT
TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF KEYCORP

RESOLVED, that Part E of Article IV of the Corporation’s Amended and Restated Articles of Incorporation be, and the same hereby is, deleted in its entirety and there is substituted therefor the following:

PART E
EXPRESS TERMS OF FIXED RATE
CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES B

Part 1. Designation and Number of Shares.  There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Fixed Rate Cumulative Perpetual Preferred Stock, Series B” (the “Designated Preferred Stock”). The authorized number of shares of Designated Preferred Stock shall be 25,000.

Part 2. Standard Provisions.  The Standard Provisions contained in Annex A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part hereof to the same extent as if such provisions had been set forth in full herein.

Part 3. Definitions.  The following terms are used in this Part E (including the Standard Provisions in Annex A hereto) as defined below:

(a) “Common Stock” means the common stock, par value $1.00 per share, of the Corporation.

(b) “Dividend Payment Date” means February 15, May 15, August 15 and November 15 of each year.

(c) “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation, the terms of which expressly provide that it ranks junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation.

(d) “Liquidation Amount” means $100,000 per share of Designated Preferred Stock.

(e) “Minimum Amount” means $625,000,000.

(f) “Parity Stock” means any class or series of stock of the Corporation (other than Designated Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

Without limiting the foregoing, Parity Stock shall include the Corporation’s 7.750% Non-Cumulative Perpetual Convertible Preferred Stock, Series A.

(g) “Signing Date” means the Original Issue Date.

Part 4. Certain Voting Matters.  Holders of shares of Designated Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Designated Preferred Stock are entitled to vote, including any action by written consent.

[Remainder of Page Intentionally Left Blank]

ANNEX A

STANDARD PROVISIONS

Section 1.  General Matters.

Each share of Designated Preferred Stock shall be identical in all respects to every other share of Designated Preferred Stock. The Designated Preferred Stock shall be perpetual, subject to the provisions of Section 5 of these Standard Provisions that form a part of the Certificate of Designations. The Designated Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Corporation.

Section 2.  Standard Definitions.

As used herein with respect to Designated Preferred Stock:

(a) “Applicable Dividend Rate” means (i) during the period from the Original Issue Date to, but excluding, the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 5% per annum and (ii) from and after the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 9% per annum.

(b) “Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

(c) “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Corporation’s stockholders.

(d) “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

(e) “Certificate of Designations” means the Certificate of Designations or comparable instrument relating to the Designated Preferred Stock, of which these Standard Provisions form a part, as it may be amended from time to time.

(f) “Charter” means the Corporation’s certificate or articles of incorporation, articles of association, or similar organizational document.

(g) “Dividend Period” has the meaning set forth in Section 3(a).

(h) “Dividend Record Date” has the meaning set forth in Section 3(a).

(i) “Liquidation Preference” has the meaning set forth in Section 4(a).

(j) “Original Issue Date” means the date on which shares of Designated Preferred Stock are first issued.

(k) “Preferred Director” has the meaning set forth in Section 7(b).

(l) “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Designated Preferred Stock.

(m) “Qualified Equity Offering” means the sale and issuance for cash by the Corporation to persons other than the Corporation or any of its subsidiaries after the Original Issue Date of shares of Perpetual Preferred Stock, Common Stock or any combination of such stock, that, in each case, qualify as and may be included in Tier 1 capital of the Corporation at the time of issuance under the applicable risk-based capital guidelines of the Corporation’s Appropriate Federal Banking Agency (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to October 13, 2008).

(n) “Regulations” means the amended and restated regulations of the Corporation, as they may be amended from time to time.

(o) “Share Dilution Amount” has the meaning set forth in Section 3(b).

(p) “Standard Provisions” means these Standard Provisions that form a part of the Certificate of Designations relating to the Designated Preferred Stock.

(q) “Successor Preferred Stock” has the meaning set forth in Section 5(a).

(r) “Voting Parity Stock” means, with regard to any matter as to which the holders of Designated Preferred Stock are entitled to vote as specified in Sections 7(a) and 7(b) of these Standard Provisions that form a part of the Certificate of Designations, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.

Section 3.  Dividends.

(a) Rate.  Holders of Designated Preferred Stock shall be entitled to receive, on each share of Designated Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, cumulative cash dividends with respect to each Dividend Period (as defined below) at a rate per annum equal to the Applicable Dividend Rate on (i) the Liquidation Amount per share of Designated Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior Dividend Period on such share of Designated Preferred Stock, if any. Such dividends shall begin to accrue and be cumulative from the Original Issue Date, shall compound on each subsequent Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable quarterly in arrears on each Dividend Payment Date, commencing with the first such Dividend Payment Date to occur at least 20 calendar days after the Original Issue Date. In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement. The period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period”, provided that the initial Dividend Period shall be the period from and including the Original Issue Date to, but excluding, the next Dividend Payment Date.

Dividends that are payable on Designated Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on Designated Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

Dividends that are payable on Designated Preferred Stock on any Dividend Payment Date will be payable to holders of record of Designated Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Holders of Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Preferred Stock as specified in this Section 3 (subject to the other provisions of the Certificate of Designations).

(b) Priority of Dividends.  So long as any share of Designated Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Designated Preferred Stock on the applicable record date). The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice, provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount; (ii) purchases or other acquisitions by a broker-dealer subsidiary of the Corporation solely for the purpose of market-making, stabilization or customer facilitation transactions in Junior Stock or Parity Stock in the ordinary course of its business; (iii) purchases by a broker-dealer subsidiary of the Corporation of capital stock of the Corporation for resale pursuant to an offering by the Corporation of such capital stock underwritten by such broker-dealer subsidiary; (iv) any dividends or distributions of rights or Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (v) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Corporation or any of its subsidiaries), including as trustees or custodians; and (vi) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock. “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the date of the Corporation’s consolidated financial statements most recently filed with the Securities and Exchange Commission prior to the Original Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon Designated Preferred Stock and any shares of Parity Stock, all dividends declared on Designated Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of Designated Preferred Stock (including, if applicable as provided in Section 3(a) above, dividends on such amount) and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. If the Board of Directors or a duly authorized committee of the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide written notice to the holders of Designated Preferred Stock prior to such Dividend Payment Date.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Designated Preferred Stock shall not be entitled to participate in any such dividends.

Section 4.  Liquidation Rights.

(a) Voluntary or Involuntary Liquidation.  In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Designated Preferred Stock shall be entitled to receive for each share of Designated Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to Designated Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) the Liquidation Amount per share and (ii) the amount of any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount), whether or not declared, to the date of payment (such amounts collectively, the “Liquidation Preference”).

(b) Partial Payment.  If in any distribution described in Section 4(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution, holders of Designated Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c) Residual Distributions.  If the Liquidation Preference has been paid in full to all holders of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation.  For purposes of this Section 4, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Designated Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 5.  Redemption.

(a) Optional Redemption.  Except as provided below, the Designated Preferred Stock may not be redeemed prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date. On or after the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption.

Notwithstanding the foregoing, prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption; provided that (x) the Corporation (or any successor by Business Combination) has received aggregate gross proceeds of not less than the Minimum Amount (plus the “Minimum Amount” as defined in the relevant certificate of designations for each other outstanding series of preferred stock of such successor that was originally issued to the United States Department of the Treasury (the “Successor Preferred Stock”) in connection with the Troubled Asset Relief Program Capital Purchase Program) from one or more Qualified Equity Offerings (including Qualified Equity Offerings of such successor), and (y) the aggregate redemption price of the Designated Preferred Stock (and any Successor Preferred Stock) redeemed pursuant to this paragraph may not exceed the aggregate net cash proceeds received by the Corporation (or any successor by Business Combination) from such Qualified Equity Offerings (including Qualified Equity Offerings of such successor).

The redemption price for any shares of Designated Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.

(b) No Sinking Fund.  The Designated Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Designated Preferred Stock will have no right to require redemption or repurchase of any shares of Designated Preferred Stock.

(c) Notice of Redemption.  Notice of every redemption of shares of Designated Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Designated Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Designated Preferred Stock. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Corporation or any other similar facility, notice of redemption may be given to the holders of Designated Preferred Stock at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Designated Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption.  In case of any redemption of part of the shares of Designated Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Designated Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption.  If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

(f) Status of Redeemed Shares.  Shares of Designated Preferred Stock that are redeemed, repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Designated Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Designated Preferred Stock).

Section 6.  Conversion.

Holders of Designated Preferred Stock shares shall have no right to exchange or convert such shares into any other securities.

Section 7.  Voting Rights.

(a) General.  The holders of Designated Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b) Preferred Stock Directors.  Whenever, at any time or times, dividends payable on the shares of Designated Preferred Stock have not been paid for an aggregate of six quarterly Dividend Periods or more, whether or not consecutive, the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the Designated Preferred Stock shall have the right, with holders of shares of any one or more other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (hereinafter the “Preferred Directors” and each a “Preferred Director”) to fill such newly created directorships at the Corporation’s next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been declared and paid in full at which time such right shall terminate with respect to the Designated Preferred Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Corporation to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Corporation may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of shares of Designated Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders a majority of the shares of Designated Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

(c) Class Voting Rights as to Particular Matters.  So long as any shares of Designated Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the vote or consent of the holders of at least 66 2/3% of the shares of Designated Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock.  Any amendment or alteration of the Certificate of Designations for the Designated Preferred Stock or the Charter to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Corporation ranking senior to Designated Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(ii) Amendment of Designated Preferred Stock.  Any amendment, alteration or repeal of any provision of the Certificate of Designations for the Designated Preferred Stock or the Charter (including, unless no vote on such merger or consolidation is required by Section 7(c)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Designated Preferred Stock; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations.  Any consummation of a binding share exchange or reclassification involving the Designated Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Designated Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Designated Preferred Stock necessary to satisfy preemptive or similar rights granted by the Corporation to other persons prior to the Signing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Designated Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Preferred Stock.

(d) Changes after Provision for Redemption.  No vote or consent of the holders of Designated Preferred Stock shall be required pursuant to Section 7(c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Designated Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above.

(e) Procedures for Voting and Consents.  The rules and procedures for calling and conducting any meeting of the holders of Designated Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Designated Preferred Stock is listed or traded at the time.

Section 8.  Record Holders.

To the fullest extent permitted by applicable law, the Corporation and the transfer agent for Designated Preferred Stock may deem and treat the record holder of any share of Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 9.  Notices.

All notices or communications in respect of Designated Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Charter or Regulations or by applicable law. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Corporation or any similar facility, such notices may be given to the holders of Designated Preferred Stock in any manner permitted by such facility.

Section 10.  No Preemptive Rights.

No share of Designated Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 11.  Replacement Certificates.

The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.

Section 12.  Other Rights.

The shares of Designated Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

[* * * * *]

3. The proposed amendment will amend Article II, Sections 11(b) and 12 of KeyCorp’s Regulations to read as follows:

Section 11.  Removal of Directors.

(b) Except as otherwise provided by the Articles of Incorporation of the Corporation, all the directors, or all of the directors of a particular class, or any individual director, may be only removed from office by the affirmative vote of the holders of shares entitling them to exercise three-quarters of the voting power of the Corporation entitled to elect directors in place of those to be removed. Except as otherwise provided by the Articles of Incorporation of the Corporation, in case of any such removal, a new director nominated in accordance with Section 2 of this Article II may be elected at the same meeting for the unexpired term of each director removed. Failure to elect a director to fill the unexpired term of any director removed shall be deemed to create a vacancy on the Board.

Section 12.  Vacancies.

Except as otherwise provided by the Articles of Incorporation of the Corporation, any vacancies on the Board of Directors resulting from death, resignation, removal, or other cause may be filled by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director. Newly created directorships resulting from any increase in the number of directors by action of the Board of Directors may be filled by the affirmative vote of a majority of the directors then in office, or if not so filled, by the shareholders at the next annual meeting thereof or at a special meeting called for that purpose in accordance with Section 3 of Article I of these Regulations. In the event the shareholders increase the authorized number of directors in accordance with these Regulations but fail at the meeting at which such increase is authorized, or an adjournment of that meeting, to elect the additional directors provided for, or if the shareholders fail at any meeting to elect the whole authorized number of directors, such vacancies may be filled by the affirmative vote of a majority of the directors then in office. Any director elected in accordance with the three preceding sentences of this Section 12 shall hold office for the remainder of the full term for which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified. The provisions of this Section 12 shall not restrict the rights of holders of any class or series of preferred stock of the Corporation to fill vacancies in directors elected by such holders as provided by the express terms of the preferred stock.

APPENDIX B

KEYCORP AUDIT COMMITTEE

POLICY STATEMENT ON INDEPENDENT AUDITING FIRM’S
SERVICES AND RELATED FEES

The Audit Committee is responsible for the annual engagement of an independent auditing firm for audit and audit-related services and for pre-approval of any tax or other services to be provided by such firm, and for approval of all fees paid to the independent auditing firm.

Audit services encompass audits of subsidiary companies and include not only those services necessary to perform an audit or review in accordance with generally accepted auditing standards, but also those services that only the independent auditing firm can reasonably provide such as comfort letters, statutory audits, consents and assistance with and review of Securities and Exchange Commission filings, and consultation concerning financial accounting and reporting standards.

Audit-related services include those services performed in the issuance of attestation and compliance reports; issuance of internal control reports; and due diligence related to mergers and acquisitions. The nature of audit-related services is such that they do not compromise the audit firm’s independence and it is impractical and cost inefficient to engage firms other than that of the independent auditors for such services.

Any audit-related, tax or other services not incorporated in the scope of services preapproved at the time of the approval of the annual audit engagement, and that are proposed subsequent to that approval, require the pre-approval of the Audit Committee which may be delegated to the Committee Chair, whose action on the request shall be reported at the next meeting of the full Committee. Audit-related, tax and other services incorporated in the scope of services pre-approved at the time of the approval of the annual audit engagement, and which are recurring in nature, do not require recurring pre-approvals.

Even though pre-approved, all audit-related, tax and other services performed during each calendar quarter by KeyCorp’s independent audit firm, and related fees, shall be reported to the Audit Committee no later than its first meeting following commencement of the services.

The foregoing procedures apply to retention of the independent auditing firm for KeyCorp and all consolidated affiliates. All services of any nature provided by KeyCorp’s independent auditing firm to entities affiliated with but unconsolidated by KeyCorp, and related fees, shall be reported to the Audit Committee no later than its first meeting following commencement of the services.

This policy statement is based on four guiding principles: KeyCorp’s independent auditing firm should not (1) audit its own work; (2) serve as a part of management; (3) act as an advocate of KeyCorp; (4) be a promoter of KeyCorp’s stock or other financial interests. Accordingly, the following is an illustrative but not necessarily exhaustive list of prohibited services.

Examples of services that may not be provided to KeyCorp by its independent auditing firm:

Bookkeeping or other services related to the accounting records or financial statements;

Financial information systems design and development;

B-1

Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

Actuarial services;

Internal audit outsourcing services;

Management functions including human resources searches;

Broker-dealer, investment advisor or investment banking services;

Legal services;

Expert services unrelated to the audit;

Executive tax return preparation, including such work for expatriates; and

Any other service that the Public Company Accountability Oversight Board determines, by regulation, is impermissible.

B-2

▼    PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

Proxy — KeyCorp

Proxy Solicited on Behalf of the Board of Directors of
KeyCorp for the Annual Meeting on May 21, 2009
The undersigned hereby constitutes and appoints Henry L. Meyer, III, Paul N. Harris, and Thomas C. Stevens, and each of them, his/her true and lawful agents and proxies with full power of substitution in each to represent the undersigned at the Annual Meeting of Shareholders of KeyCorp to be held on May 21, 2009, and at any adjournments or postponements thereof, on all matters properly coming before said meeting.
1.	Election of Directors: the nominees of the Board of Directors to the class whose term of office will expire in 2010 are:
Ralph Alvarez, William G. Bares, Carol A. Cartwright, Kristen L. Manos, Thomas C. Stevens.

2.	Amendment to Articles to require majority voting in uncontested director elections.

3.	Amendment to Articles and Regulations to revise the voting rights of the Series B Preferred Stock.

4.	Proposal to ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending in December 31, 2009.

5.	Advisory approval of Executive Compensation Program.
This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the listed nominees, and FOR Issues 2, 3, 4, and 5.
In accordance with their judgment, the proxies are authorized to vote upon any other matters that may properly come before the meeting. the signer hereby transfers all power given by the signer to vote at the said meeting or any adjournment thereof.
You are encouraged to specify your choices by making the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendation.
SEE REVERSE SIDE

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼    PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

     A  Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, 4, and 5.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+

01 - Ralph Alvarez	☐	☐	02 - William G. Bares	☐	☐	03 - Carol A. Cartwright	☐	☐

04 - Kristen L. Manos	☐	☐	05 - Thomas C. Stevens	☐	☐

	For	Against	Abstain		For	Against	Abstain

2. Amendment to Articles to require majority voting in uncontested director elections.	☐	☐	☐	3. Amendment to Articles and Regulations to revise the voting rights of the Series B Preferred Stock.	☐	☐	☐

4. Ratification of the appointment of independent auditors.	☐	☐	☐	5. Advisory approval of Executive Compensation Program.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

☐	1 U P X 0 2 0 8 2 9 2	+

<STOCK #> 010BOD